                                  SCHEDULE 14C
                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

/X/      Preliminary Information Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14C-5(D)(2))
/ /      Definitive Information Statement

                               U.S. REALTEL, INC.
                  (Name of Registrant as Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

/X/      No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

                  Filing fee: $__________. Fee determined pursuant to Rule 0-11(c)(2) based upon bona fide estimate of aggregate proceeds to the Company of $__________ upon the sale of substantially all of its assets.

         (4)      Proposed maximum aggregate value of transaction: $__________

         (5)      Total fee paid:

/ /      Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid: ______________________________________

         (2)      Form, Schedule or Registration Statement No.: ________________

         (3)      Filing Party: ________________________________________________

         (4)      Date Filed: __________________________________________________

                               U.S. REALTEL, INC.
                      555 WEST MADISON, ATRIUM LEVEL SOUTH
                             CHICAGO, ILLINOIS 60661

                       SCHEDULE 14C INFORMATION STATEMENT

                                  INTRODUCTION

         This Information Statement is being furnished by U.S. RealTel, Inc., a Delaware corporation, to holders of shares of its common stock, par value $.001. U.S. RealTel, Inc., together with its subsidiaries, is referred to herein as the "Company," "we" and "us." The holders of approximately 58% of our outstanding common stock have consented in writing to the sale to Apex Site Management, Inc., a Delaware corporation and a wholly-owned indirect subsidiary of SpectraSite Holdings, Inc., of substantially all of our assets, consisting of the assets relating to our U.S. business, pursuant to an Asset Purchase Agreement, dated as of October 18, 2000, by and between Apex and us. The consideration to be paid by Apex under the Asset Purchase Agreement is equal to the sum of $16,500,000 plus up to an additional $250,000 in contingent consideration, and the assumption of certain liabilities.

         The enclosed Information Statement is being furnished to you to inform you that the Asset Purchase Agreement and the transactions contemplated by it have been approved by resolutions of holders of the majority of our outstanding common stock acting under Section 228 of the Delaware General Corporation Law. The Board of Directors is not soliciting your proxy in connection with the adoption of these resolutions and proxies are not requested from stockholders. These resolutions will not become effective before the date which is 21 days after this Information Statement was first sent to stockholders.

         This Information Statement is first being mailed to stockholders on or about November / /, 2000. Only stockholders of record at the close of business on September 22, 2000 will be entitled to receive this Information Statement.

                        THIS IS AN INFORMATION STATEMENT.
                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

         THE PROPOSED SALE IS CONDITIONED UPON, AMONG OTHER THINGS, THE SECURING OF ALL NECESSARY APPROVALS AND CONSENTS (WHICH DOES NOT INCLUDE STOCKHOLDER CONSENT). THERE CAN BE NO ASSURANCE THAT THE CONDITIONS TO THE PROPOSED SALE WILL BE SATISFIED OR WAIVED AND THAT THE PROPOSED SALE WILL BE CONSUMMATED. SEE "THE ASSET PURCHASE AGREEMENT - CONDITIONS."

         Since the proposed sale involves a sale of assets, stockholders will retain their equity interest in U.S. RealTel, Inc. following the consummation of the sale, and U.S. RealTel, Inc. will have received the proceeds from the proposed asset sale. See "The Proposed Sale - Use of Proceeds; Conduct of Business Following the Proposed Sale."

         THE INFORMATION CONTAINED REGARDING APEX AND SPECTRASITE HAS BEEN SUPPLIED BY APEX AND SPECTRASITE. WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS INFORMATION STATEMENT AND, IF GIVEN OR MADE, YOU MUST NOT RELY UPON SUCH INFORMATION OR REPRESENTATION AS HAVING BEEN AUTHORIZED BY US OR ANY OTHER PERSON.

                              AVAILABLE INFORMATION


         We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance with the Exchange Act we file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). You may inspect and copy the reports, proxy statements and other information filed by us with the Commission at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and as well as the Commission's Regional Offices. You may also call the Commission at 1-800-SEC-0330 for more information about the public reference room, how to obtain copies of documents by mail or how to access documents electronically on the Commission's Web site at (http://www.sec.gov).

                                TABLE OF CONTENTS

                                                                             Page
INTRODUCTION...................................................................i
AVAILABLE INFORMATION.........................................................ii
SUMMARY TERM SHEET.............................................................1
       The Stockholder Consent.................................................1
       The Company.............................................................1
       Apex....................................................................1
       The Proposed Sale.......................................................2
       The Asset Purchase Agreement............................................3
THE STOCKHOLDER CONSENT........................................................4
THE COMPANY....................................................................4
APEX...........................................................................5
THE PROPOSED SALE..............................................................5
       Background of the Proposed Sale.........................................5
       Approval by the Board of Directors; Reasons For the Proposed Sale.......7
       Opinion of Valuation Research...........................................8
       Certain Tax Consequences...............................................10
       Use of Proceeds; Conduct of Business Following the Proposed Sale.......10
       Interest of Certain Persons in the Proposed Sale.......................10
       Dissenters' Appraisal Rights...........................................11
THE ASSET PURCHASE AGREEMENT..................................................12
       Assets to be Sold and Liabilities to be Assumed........................12
       Purchase Price.........................................................12
       Representations and Warranties and Certain Covenants...................13
       Conditions.............................................................13
       Indemnification........................................................15
       Closing................................................................16
       Termination............................................................16
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................17


                                     ANNEXES

A.    Fairness Opinion of Valuation Research
B.    Asset Purchase Agreement

                               SUMMARY TERM SHEET

         The following is a summary of certain information contained elsewhere in this Information Statement. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained in this Information Statement and the attached Annexes. Unless otherwise defined, capitalized terms used in this summary have the meanings set forth elsewhere in this Information Statement. You are urged to read this Information Statement and the Annexes in their entirety.

-    THE STOCKHOLDER CONSENT:

     STOCKHOLDER VOTES WILL NOT BE SOLICITED. The General Corporation Law of Delaware and our by-laws allow us to sell all, or substantially all, of our assets as authorized by a resolution dated October 9, 2000 adopted by the holders of the majority of our outstanding stock entitled to vote on the proposed asset sale. Perry H. Ruda, Ross J. Mangano, Jo & Co., the Joseph
     D. Oliver Trust, Jordan E. Glazov and Sheila N. Glazov, Brandywine Operating Partnership, L.P., Craig M. Siegler, Sidney J. Marx, Howard J. Siegel and Doerge-U.S. RealTel, L.L.C., who together own approximately 58% of our outstanding common stock, have consented by written resolution to the adoption of the Asset Purchase Agreement and therefore, no vote of any other stockholder is necessary and stockholder votes are not being solicited. See "The Stockholder Consent."

-    THE COMPANY:

     U.S. RealTel, Inc.
     555 West Madison, Atrium Level South
     Chicago, Illinois  60661


     We have developed a package of property site access and usage rights, which we call "Telecommunications Rights." We obtain Telecommunications Rights from property owners under long-term, typically exclusive "Master Lease" Agreements. Under our Master Leases, we receive the rights to install communications infrastructure in a property and/or to provide communications services to the property's tenants. In exchange, we agree to share with the property owner a percentage of the revenues that we receive from subleasing the Telecommunications Rights to multiple telecommunications service providers. See "The Company."

-    APEX:

     Apex Site Management, Inc.
     555 North Land, Suite 6138
     Conshohocken, Pennsylvania  19428


     Apex is a wholly-owed indirect subsidiary of SpectraSite, one of the leading providers of outsourced antennae site and network services to the wireless communications and broadcast industries in the United States and Canada. SpectraSite's businesses include the ownership and leasing of antennae sites on towers, managing rooftop and in-building telecommunications access on commercial real estate, network planning and deployment and construction of towers and related wireless facilities. See "Apex."

-    THE PROPOSED SALE:

     BACKGROUND OF THE PROPOSED SALE. The terms of the proposed asset sale of our U.S. business to Apex are the result of arms-length negotiations between SpectraSite and us. See "The Proposed Sale - Background of the Proposed Sale."

     APPROVAL BY THE BOARD OF DIRECTORS; REASONS FOR THE PROPOSED SALE. Our Board of Directors believes that the proposed sale is in our best interests and has approved the proposed sale. The Board of Directors' approval of the proposed sale is based upon a number of factors described in this Information Statement, including the fairness opinion of Valuation Research Corporation. See "The Proposed Sale - Approval by the Board of Directors; Reasons for the Proposed Sale;" "- Opinion of Valuation Research;" and
     "- Interest of Certain Persons in the Proposed Sale."

     FAIRNESS OPINION. On September 26, 2000, we retained Valuation Research Corporation to render a fairness opinion in connection with the proposed asset sale. We selected Valuation Research based upon Valuation Research's qualifications, expertise and reputation as a valuation advisor. Valuation Research provides business valuation services to clients throughout the United States as well as internationally through its affiliation with various valuation companies across Europe and South America. Valuation Research is regularly engaged in the valuation of businesses in connection with mergers, acquisitions and reorganizations and for estate, tax, corporate and other purposes. Valuation Research delivered its opinion to us to the effect that based upon the assumptions made, matters considered and limits of the review undertaken, as set forth in such opinion, the proposed asset sale is fair to our stockholders from a financial point of view. See "The Proposed Sale - Opinion of Valuation Research."

     CERTAIN TAX CONSEQUENCES. The proposed asset sale will be a taxable transaction to the Company for United States Federal income taxes purposes. The Company will record a tax liability of $320,000 at closing in anticipation of the estimated tax resulting from the proposed asset sale. See "The Proposed Sale - Certain Tax Consequences."

     USE OF PROCEEDS; CONDUCT OF BUSINESS FOLLOWING THE PROPOSED SALE. A portion of the proceeds from the proposed asset sale will be used to repay approximately $5,855,000 of indebtedness to Brandywine Operating Partnership, L.P., Jordan E. Glazov, Perry H. Ruda, Victor Chigas, and Troon & Co. In addition, a portion of the proceeds will be used for other corporate purposes including the payment of (i) expenses incurred in connection with the proposed asset sale, (ii) expenses incurred during the period prior to the closing of the proposed asset sale in the operation and termination of our U.S. business and (iii) expenses incurred in the operation of our remaining business both prior to and after the closing of the proposed asset sale. Moreover, the Company intends to evaluate a number of alternative uses for the remaining proceeds, including using all or a portion of such proceeds both to develop and expand our businesses in our existing international markets, specifically in Argentina and Brazil through our subsidiaries located in those countries, as well as to expand into selected new international markets. See "The Proposed Sale - Use of Proceeds; Conduct of Business Following the Proposed Sale."

     INTEREST OF CERTAIN PERSONS IN THE PROPOSED SALE. We are indebted to certain members of our Board of Directors or affiliates of members of our Board of Directors and will use a portion of the proceeds of the proposed asset sale to repay such indebtedness. In addition, certain members of our Board of Directors or affiliates of members of our Board of Directors have the right to acquire stock in RealTel do Brasil, our Brazilian subsidiary, or hold stock, or a debenture convertible into stock, of our Argentinean subsidiary, RealTel de Argentina, S. A., and thus could benefit if and to the extent we use a portion of the proceeds from the proposed asset sale to develop and expand our business in South America through those subsidiaries. Further, each of the members of our Board of Directors or, in certain cases, an affiliate of a member of the Board of Directors, has agreed to guaranty the repayment, together with interest, of an advance on the purchase price of $1,650,000 made by Apex to the Company, if the closing of the proposed asset sale does not occur under certain circumstances. The Company has agreed to issue promissory notes and warrants to each such guarantor who repays such advance amount. Our directors and officers also have an interest in the proposed asset sale by virtue of their holdings of our common stock and options and warrants exercisable into shares of our common stock. See "The Proposed Sale - Interest of Certain Persons in the Proposed Sale" and "Security Ownership of Certain Beneficial Owners and Management."

     DISSENTERS' APPRAISAL RIGHTS. The General Corporation Law of Delaware does not provide dissenters' appraisal rights to stockholders in the event of a sale of assets. See "The Proposed Sale - Dissenters' Appraisal Rights."

-    THE ASSET PURCHASE AGREEMENT:

     ASSETS TO BE SOLD. We have agreed to sell to Apex substantially all of our assets and intellectual property which relate to our U.S. business. See "The Asset Purchase Agreement - Assets to be Sold and Liabilities to be Assumed."

     PURCHASE PRICE. The consideration under the Asset Purchase Agreement is equal to the sum of $16,500,000 plus up to an additional $250,000 for new master lease agreements negotiated by us prior to September 30, 2000, and the assumption of certain liabilities. See "The Asset Purchase Agreement - Assets to be Sold and Liabilities to be Assumed" and "- Purchase Price."

     CONDITIONS TO THE PROPOSED SALE. Our obligation and Apex's obligation to consummate the proposed asset sale are subject to the satisfaction or waiver of certain conditions customary to a transaction of this nature, including, among others, our execution of a non-compete agreement and the occurrence of certain other events described in "The Asset Purchase Agreement - Conditions."

     CLOSING OF THE PROPOSED SALE. The closing of the proposed asset sale will take place on the first business day following our satisfaction of the provisions of Regulation 14C of the Securities Exchange Act of 1934, provided, however, that the closing will be extended as may be required for us to obtain certain consents required pursuant to the Asset Purchase Agreement, and in all events not later than February 15, 2001. See "The Asset Purchase Agreement - Closing."

     TERMINATION. The Asset Purchase Agreement may be terminated prior to the closing as follows: (a) by either Apex or by us, if the closing date shall not have occurred before February 15, 2001; (b) by mutual written consent of Apex and us; or (c) by either Apex or by us, if the other party has breached any material representation, covenant, warranty, covenant or agreement contained in the Asset Purchase Agreement and such breach would constitute a failure of a closing condition of the breaching party which cannot be or is not cured by the closing date. See "The Asset Purchase Agreement - Termination."

                             THE STOCKHOLDER CONSENT

         Section 271 of the General Corporation Law of Delaware permits a Delaware corporation to sell all, or substantially all, of its assets as its board of directors deems expedient and for the best interests of the corporation, when and as authorized by a resolution adopted by the holders of a majority of the outstanding stock of the company entitled to vote on the proposed asset sale. Perry H. Ruda, Ross J. Mangano, Jo & Co., the Joseph D. Oliver Trust, Jordan E. Glazov and Sheila N. Glazov, Brandywine Operating Partnership, L.P., Craig M. Siegler, Sidney J. Marx, Howard J. Siegel and Doerge-U.S. RealTel, L.L.C. together own approximately 58% of our outstanding common stock. These majority stockholders have consented in writing under
Section 228 of the General Corporation Law of Delaware to the adoption of the Asset Purchase Agreement in accordance with to Section 271 of the General Corporation Law of Delaware. Accordingly, no vote of any other stockholder is necessary and stockholder votes are not being solicited.

         Our Board of Directors has fixed September 22, 2000, as the record date for the determination of our stockholders entitled to receive this Information Statement. At the close of business on the record date, there were 6,467,808 shares of our common stock outstanding, held by approximately 119 holders of record.

                                   THE COMPANY

         We have developed a package of property site access and usage rights, which we call "Telecommunications Rights." We obtain Telecommunications Rights from property owners under long-term, typically exclusive "Master Lease" Agreements. Under our Master Leases, we receive the rights to install communications infrastructure in a property and/or to provide communications services to the property's tenants. In exchange, we agree to share with the property owner a percentage of the revenues that we receive from subleasing the Telecommunications Rights to multiple telecommunications service providers. We have created a proprietary database, which we call the "USRT Telecom Grid," which contains site information about the location, size, type and ownership of our properties. As of October 1, 2000, we have executed agreements for approximately 291 installations on 204 properties of which 73 telecommunications facilities have been installed and are operational.

         We have two primary lines of business, "Occupant Services," which is our business of leasing and subleasing (on behalf of property owners) to telecommunications companies the right to deploy equipment in buildings or other properties in order to offer telephony, internet, video, data and other telecommunications services to the tenants and occupants of these buildings or other properties, and "Antenna Site Leasing," which is our business of leasing and subleasing (on behalf of property owners) to telecommunications companies of space on rooftops, vacant land and other properties for the installation, operation and maintenance of wireless communications antennas and other equipment. In our Occupant Services and Antenna Site Leasing businesses, we sign "Master Subleases" with telecommunications service providers that grant the right to install communications infrastructure and/or provide communications services to the property's tenants. Each Master Sublease lays out, up-front, the substantive business terms that define our arrangement with each telecommunications service provider and forms the base document for each specific property sublease. As a result, telecommunications service providers can access thousands of sites via one document, significantly expediting access to subscribers. In addition to these businesses, our "CDS" business, which is still in development, is our proposed business of installing (or managing for building owners the installation of) in-building broadband centralized distribution systems in office and other properties and then leasing capacity on those systems to telecommunications companies. We currently operate our business in the U.S.; in Argentina through our subsidiary, RealTel de Argentina, S.A.; and in Brazil through our subsidiary RealTel do Brasil, S.A.

         Through our businesses, we serve tenants' communications needs, enhance the value of property owners' assets and support telecommunications service providers' business plan execution, solidifying our position as a broadband distribution channel in the "Last 100 Feet" -- the distance between the fiber networks outside buildings to the end users within these properties. Our portfolio of telecommunications access rights and our extensive relationships with property owners and telecommunications service providers comprise our core assets and provide the platform for our businesses. Since inception, we have received nominal revenues and accordingly, as of the date hereof, we are considered to be in the development stage.

                                      APEX

         Apex is a wholly-owed indirect subsidiary of SpectraSite, one of the leading providers of outsourced antennae site and network services to the wireless communications and broadcast industries in the United States and Canada. SpectraSite's businesses include the ownership and leasing of antennae sites on towers, managing rooftop and in-building telecommunications access on commercial real estate, network planning and deployment and construction of towers and related wireless facilities. SpectraSite's customers are leading wireless communications providers and broadcasters, including Nextel, SBC Wireless, Sprint PCS, AT&T Wireless, VoiceStream Communications, Tritel Communications, Teligent, WinStar, Cox Broadcasting, Clear Channel Communications and Paxson Communications. As of December 31, 1999, SpectraSite owned or managed over 15,000 sites, including 2,765 owned towers, in 98 of the top 100 markets in the United States.

                                THE PROPOSED SALE

BACKGROUND OF THE PROPOSED SALE

         The terms of the proposed asset sale of the Company's U.S. business to Apex are the result of arm's-length negotiations between SpectraSite and the Company.

         The chronology of events and Board actions leading to the proposed asset sale is outlined below. Each meeting of the Board was attended by at least a majority of the Directors. Certain of the Board meetings were also attended by, as requested by the Board, key executive officers of the Company, and the Company's outside advisors, including its legal counsel, Sachnoff & Weaver, Ltd., its outside certified public accountants, BDO Seidman, LLP, and its financial advisor, Lehman Brothers.

         In an effort to secure adequate financing for the Company, both to fund our corporate operational needs, as well as to develop and implement our existing and proposed lines of business, in February 2000 we selected Lehman Brothers as our exclusive financial advisor to assist us in these endeavors.
Our initial efforts focused on undertaking a private equity offering, with Lehman Brothers acting as placement agent, to raise up to $25 million through the sale of the Company's preferred stock. We commenced this offering in March 2000. As part of its efforts, Lehman Brothers contacted 125 investors and arranged a series of first round meetings for senior management with 31 different investors. These contacts and meetings met with limited success.
While potential investors were interested in our unique business plan, the scalability of our business strategy, the international opportunities and the potential for ancillary businesses provided by the ownership of telecommunications access rights, they also expressed concerns about the then developing uncertainties and volatility in the stock market, as well as our status as an early stage development company.

         On May 26, 2000, our management received from SpectraSite an unsolicited indication of interest in purchasing the U.S. business of the Company.

         As a result of the SpectraSite offer, the limited success of our private offering efforts to date and our intensifying need for capital to fund our day to day operations and to fund the development of our businesses, in June 2000 our Board of Directors elected to explore additional means to raise capital, primarily the possible sale of all or a portion of the Company or its assets, including our U.S. business.

         On June 8, 2000, the Board designated Perry H. Ruda, the Company's Chairman of the Board, and Jordan E. Glazov, the Company's President, with primary responsibility to, in conjunction with Lehman Brothers, (i) evaluate alternative proposals for the sale of the Company and/or its assets, (ii) solicit possible offers to purchase the Company or its assets, and (iii) negotiate the terms of such transaction.

         During this period, Lehman Brothers actively sought bids from other prospective buyers. Lehman Brothers focused on potential candidates in those sectors of our business and related businesses that would be most likely to have an interest in acquiring some part or all of our operations or assets. This group of prospective acquirers included owners and managers of antenna sites on towers, real estate management companies and other intermediaries, and companies engaged in the CDS business. Contemporaneously with these efforts, Lehman Brothers initiated discussions to further explore the initial expression of interest received by SpectraSite. During this period, SpectraSite contacted Lehman Brothers and/or Company management to request due diligence information which was provided and to discuss potential transaction structures.

         On June 20 and 22, 2000, the Board met to review alternative potential structures for the proposed asset sale and the possible uses of proceeds from the proposed asset sale. The Board was advised by its legal counsel, Sachnoff & Weaver, Ltd., of the Delaware General Corporation Law and relevant case law regarding directors' duties in connection with the sale of a company.

         On July 17 and 18, 2000, the Board met to discuss a preliminary indication of interest received by the Company from SpectraSite and the terms of such offer. The Board also discussed potential offers from alternative acquirers as well as an indication of interest from a third party to provide financing for the Company through the purchase of preferred stock in the private equity offering outlined above. None of the potential acquirers was prepared to submit a definitive proposal and the Board instructed Lehman Brothers and the designated board members to continue their efforts. The Board also discussed the Company's growing shortage of adequate capital to fund operations and the possible necessity of seeking interim financing to fund its operations through the month of August 2000.

         On July 24, 2000 the Board met to discuss the status of the preliminary interest expressed by a third party to provide financing through the private equity offering. After reviewing the likely extended timetable the third party was suggesting was required to conclude its investigations as well as the terms and conditions attached to the possible investment, the Board elected not to proceed with these discussions and to focus, instead, on continuing its efforts to obtain financing through a private equity offering. The Board also reviewed information from Lehman Brothers that none of the alternative potential acquirers of the Company was likely to submit a proposal in the near future in part because of the following factors: (i) concern, in light of market conditions, of acquiring an EBITDA-negative entity; and (ii) lack of synergy with their respective existing businesses. The Board elected to instruct Lehman Brothers both to continue its efforts to obtain financing through a private equity offering and to continue its efforts to seek alternative potential acquirers to purchase the assets used in the Company's U.S. business. The Board further discussed the growing pressures facing the Company because of a lack of adequate capital. After hearing a report from management that efforts to seek alternative sources for an interim financing had not met with success, various Board members agreed to participate in an interim financing to fund Company operations through the month of October 2000.

         On August 1 and August 10, 2000 the Board met to further discuss the status of the SpectraSite negotiations and to evaluate the offer received from SpectraSite. The Board also discussed the specific details of the interim financing to be provided by individual Board members, and agreed to close such interim financing as quickly as possible. The Company, with the assistance of Lehman Brothers, continued to seek financing through a private equity offering. A non-binding letter of intent was executed by the Company and SpectraSite on August 16, 2000.

         On August 26, 2000 the Board met to discuss the status of negotiations with SpectraSite and proposed revisions to the terms set forth in the non-binding letter of intent. The Board reviewed the efforts of Lehman Brothers to seek either potential alternative acquirers or investors in the Company and concluded that it was highly unlikely, especially in light of the immediate need for the Company to secure adequate financing to sustain operations and expand the business, that any alternative purchaser or investor would make a proposal as attractive or as certain of completion as SpectraSite's proposal.

         In September and October the Company, together with its legal counsel, Sachnoff & Weaver, Ltd., negotiated the final agreement with SpectraSite and its attorneys. On October 6, 2000 the Board was advised by Valuation Research as to the fairness of the transaction to the Company's stockholders from a financial point of view and received input from its other outside advisers including BDO Seidman, LLP, Sachnoff & Weaver, Ltd., and Lehman Brothers. Following such presentations and discussion regarding the proposed asset sale, the Board unanimously approved the proposed asset sale, the Asset Purchase Agreement and related documents.

APPROVAL BY THE BOARD OF DIRECTORS; REASONS FOR THE PROPOSED SALE

         The Board of Directors believes that the proposed asset sale is in our best interests. Accordingly, the Board of Directors has approved the proposed asset sale. In reaching its determination, the Board of Directors consulted with our management, Lehman Brothers, Valuation Research, and its other outside advisors and considered the following factors:

         1. current industry, economic and financial market conditions relating to our business sector, as well as our financial condition, and the status of our assets, liabilities, businesses and operations of the Company, both on a historical and prospective basis;

         2. the proposed terms and structure of the proposed asset sale, including the terms of the Asset Purchase Agreement;

         3. the Board's consideration of other alternatives to the proposed asset sale, including the Board's belief that it was unlikely that any alternative proposal for a disposition of the Company or its assets would be on terms more favorable to the Company and its stockholders than the proposed asset sale;

         4. Valuation Research's presentation to the Board of Directors on October 6, 2000. See "- Opinion of Valuation Research";

         5. the Board's belief that the business sector in which the Company operates is highly competitive and consolidating;

         6. the significant capital the Company's management predicted would be required both to implement its business plan and to sustain corporate operations, including with respect to the proposed CDS business, as well as the Company's historical and prospective difficulty in raising sufficient financing on favorable terms; and

         7. the potential alternative uses of the net cash proceeds received from the proposed asset sale, including repayment of certain indebtedness/obligations of the Company, and the development and expansion of our businesses in our existing international markets and expansion into new international markets. See "Use of Proceeds; Conduct of Business Following the Proposed Sale."

         A material disadvantage of the proposed asset sale is that we will lose the revenue potential of our U.S. business. However, the Board of Directors concluded after due consideration of the proposed asset sale and alternatives to it, that this disadvantage is substantially outweighed by opportunities that the disposition of assets and the capital received therefrom will provide. Although revenue was generated by the assets relating to the U.S. business, continuing losses were substantial due to the capital intensive nature of the business, and both the Board and management believe that the proposed asset sale will better serve the Company and its stockholders both in short and long term prospects.

         In view of the wide array of factors considered in connection with its evaluation of the proposed asset sale, the Board of Directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination.

OPINION OF VALUATION RESEARCH

         On September 26, 2000, we retained Valuation Research to render a fairness opinion in connection with the proposed asset sale. We selected Valuation Research based upon Valuation Research's qualifications, expertise and reputation as a valuation advisor. Valuation Research provides business valuation services to clients throughout the United States as well as internationally through its affiliation with various valuation companies across Europe and South America. Valuation Research is regularly engaged in the valuation of businesses in connection with mergers, acquisitions and reorganizations and for estate, tax, corporate and other purposes. Valuation Research delivered its opinion to our Board of Directors to the effect that based upon the assumptions made, matters considered and limits of the review undertaken, as set forth in such opinion, the proposed asset sale is fair to our stockholders from a financial point of view.

         The full text of Valuation Research's written opinion dated October 6, 2000, is attached hereto as Annex A to this Information Statement and is incorporated herein by reference. Stockholders of the Company are urged to, and should, read the opinion carefully and in its entirety for the assumptions made, matters considered and limits of the review undertaken by Valuation Research. Although we believe that the summary below describes the material portions thereof, such summary of the opinion of Valuation Research set forth herein is qualified in its entirety by reference to the full text of such opinion.

         In arriving at its opinion, Valuation Research reviewed a draft of the Asset Purchase Agreement and certain publicly available business and financial information relating to the Company. Valuation Research also reviewed certain other information furnished to Valuation Research by the Company and discussed the operations and prospects of the Company with the Company's management. In addition, Valuation Research also reviewed public information about other industry participants as well as general background information about the industry. Valuation Research also conducted such other analyses and examinations and considered such other financial, economic and market criteria as Valuation Research deemed necessary in arriving at its opinion.

         In rendering its opinion, Valuation Research assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with it. Valuation Research did not make nor was it provided with an independent evaluation or appraisal of the individual assets of the Company.

Further, Valuation Research's opinion is based upon the conditions as they existed and can only be evaluated on the date thereof.

         The summary set forth below does not purport to be a complete description of the analyses performed by Valuation Research in arriving at its opinion. Arriving at a fairness opinion is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not necessarily susceptible to partial analysis or summary description.

         In performing its analyses, Valuation Research made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company. These assumptions included the accuracy of the information furnished to by our management and judgments with regard to our general business activities and strategic plans. Any estimates incorporated in the analyses performed by Valuation Research are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

         The following is a summary of Valuation Research's opinion. In connection with preparing its opinion Valuation Research: (i) reviewed a draft of the Asset Purchase Agreement; (ii) reviewed all reports filed by us with the Securities and Exchange Commission; (iii) reviewed our audited financial statements from inception through December 31, 1999; (iv) reviewed and analyzed certain internal financial and operating information, including financial forecasts, analysis and projections prepared by our management; (v) conducted discussions with our management with respect to the operations and prospects of the Company's U.S. business; and (vi) reviewed public information about other industry participants as well as general background information about the industry. In addition, Valuation Research conducted such other analyses and examinations and considered such other financial, economic and market criteria as Valuation Research deemed necessary in arriving at its opinion.

         Valuation Research performed a discounted cash flow analysis of the projected cash flow of the Company's U.S. business over a ten-year period, based in part on internal estimates provided by management. The discounted cash flow analysis was determined by adding (a) the present value of projected free cash flows over the ten-year period and (b) the present value of the estimated terminal value of the business in the tenth year. The estimated terminal value was calculated based on the application of a market based multiple to earnings before interest, taxes, depreciation and amortization ("EBITDA") in the tenth year. The projected free cash flows and the estimated terminal value were discounted to present value at a discount rate indicative of market rates of return and capital structures. The discount rate represents an estimate of weighted average cost of capital ("WACC"). The components of the WACC consist of a cost of debt capital, a cost of equity capital and an assumed capital structure. The cost of debt capital approximated 5%, the cost of equity capital approximated 20% and the assumed capital structure was 30% debt and 70% equity. The discounted cash flow model was calculated at various discount rates and various EBITDA multiples in order to derive a matrix of value indications. The central tendency of the derived matrix was below the purchase price set forth in the Asset Purchase Agreement.

         Pursuant to the terms of Valuation Research's engagement, we agreed to pay Valuation Research a fee for rendering a fairness opinion in connection with the proposed asset sale. Valuation Research's aggregate fee for rendering the fairness opinion in connection with the proposed asset sale will be approximately $35,000, in addition to reasonable out-of-pocket expenses, which are estimated to be less than $1,000.

CERTAIN TAX CONSEQUENCES

         The proposed asset sale will be a taxable transaction to the Company for United States Federal income tax purposes. The Company will record at closing a tax liability of $320,000 in anticipation of the estimated tax resulting from the proposed asset sale.

USE OF PROCEEDS; CONDUCT OF BUSINESS FOLLOWING THE PROPOSED SALE

         A portion of the proceeds from the proposed asset sale will be used to repay approximately $5,855,000 of indebtedness to Brandywine Operating Partnership, L.P., Jordan E. Glazov, Perry H. Ruda, Victor Chigas, and Troon & Co. In addition, a portion of the proceeds will be used for other corporate purposes including the payment of (i) expenses incurred in connection with the proposed asset sale, (ii) expenses incurred during the period prior to the closing of the proposed asset sale in the operation and (iii) termination of our U.S. business and expenses incurred in the operation of our remaining business both prior to and after the closing of the proposed asset sale. Moreover, the Company intends to evaluate a number of alternative uses for the remaining proceeds, including using all or a portion of such proceeds both to develop and expand our businesses in our existing international markets, specifically in Argentina and Brazil through our subsidiaries located in those countries, as well as to expand into selected new international markets.

INTEREST OF CERTAIN PERSONS IN THE PROPOSED SALE

         Certain of the Directors of the Company have interests in the proposed asset sale which are different from the Company's other stockholders.

         The Company is indebted to certain of our Directors, or their affiliates, and the Company currently intends to use a portion of the proceeds from the proposed asset sale to repay this indebtedness. Brandywine Operating Partnership, L.P., of whose general partner, Brandywine Realty Trust, Gerard H. Sweeney is President and Chief Executive Officer, holds a $3,000,000 convertible debenture which is convertible into shares of our common stock. The conversion price of this debenture is $7.50 per share. This debenture carries interest at 12% and is due at the earlier of July 1, 2001 or the completion of a public offering of our common stock yielding proceeds to the Company of at least $10,000,000. The debenture holder also has the option to convert the accrued interest to shares of the Company's common stock, rather than cash, at $6.50 per share. The holder of this debenture has exercised its right to accelerate the debenture upon the consummation of the proposed asset sale. In addition, on August 10, 2000 we received interim bridge financing commitments from Brandywine Operating Partnership, L.P. (whose designee, Gerard H. Sweeney, is a board member), board members Jordan E. Glazov and Perry H. Ruda, Victor Chigas, an affiliate of Mark Grant who is a director, and Troon & Co., whose affiliate, Ross J. Mangano, is a director. This commitment consists of an obligation to fund promissory notes in the principal amount of $1,750,000 evidenced by promissory notes for which the lenders will receive warrants to purchase 638,462 shares of our common stock at an exercise price of $3.25 per share upon full funding of the notes. As of the date hereof, $1,355,000 of these commitments has been funded. The promissory notes bear interest at 12% per annum and are due December 14, 2000 (subject to acceleration as provided therein). The warrants are exercisable through August 15, 2005. The Company intends to repay all of the aforementioned indebtedness with a portion of the proceeds received from the proposed asset sale.

         In addition, certain of our Directors, or their affiliates, have equity interests in or the right to acquire equity interests in our Brazilian subsidiary, RealTel do Brasil, S.A. and/or our Argentinean subsidiary, RealTel de Argentina, S.A. These Directors could benefit from such rights if and to the extent we use a portion of the proceeds from the proposed asset sale to develop and expand the business of RealTel de Argentina, S.A. On September 24, 1999, we executed a $1,500,000 convertible promissory note with a partnership and certain trusts of which Ross J. Mangano, one of our directors, is a partner or trustee. The note bore interest at a rate of 7% annually until September 24, 2000 and bears interest at a rate of 12% annually thereafter. The principal amount of the note and accrued interest is due and payable on January 2, 2001 unless the holder elects to exercise the right to convert the convertible note into our common stock at $6.50 per share currently or into the number of shares of stock of our Argentinean subsidiary RealTel de Argentina, S.A., which will result in the holder owning 9% of the total shares of such subsidiary. The note may not be prepaid. In addition, Mark Grant, one of our directors, and Access Financial Group, Inc. each own approximately 10.4% of our Argentinean subsidiary, RealTel de Argentina, S.A. and have the right to receive a total of 11% of our Brazilian subsidiary, RealTel do Brasil, S.A.

         Certain of our directors or their affiliates may receive promissory notes and warrants to purchase the common stock of the Company in the event the proposed asset sale does not consummate for certain reasons as follows:
Concurrently with the execution of the Asset Purchase Agreement, each member of the Company's Board of Directors or, in some cases, an affiliate of a member of the Board of Directors (the "Guarantors"), entered into a Repayment Guaranty with Apex whereby the Guarantors have agreed to repay the additional deposit (the "initial deposit" is described more fully in "The Asset Purchase Agreement
- Purchase Price"), plus interest, to Apex if the closing of the proposed asset sale does not occur on the contemplated closing date due to: (i) Apex's termination of the Asset Purchase Agreement after our material breach of any of our representations, warranties, covenants or agreements contained in the Asset Purchase Agreement; (ii) the mutual consent of Apex and us to terminate the Asset Purchase Agreement; (iii) the termination of the Asset Purchase Agreement for failure to close the proposed asset sale by February 15, 2001; or (iv) our failure to satisfy the closing conditions on account of our willful breach of any of our representations, warranties, covenants or agreements contained in the Asset Purchase Agreement. Also concurrently with the execution of the Asset Purchase Agreement, the Guarantors and the Company entered into a Payment and Contribution Agreement whereby the Guarantors have agreed to reimburse, based on the participation percentages set forth in the Payment and Contribution Agreement, any other Guarantor who is required to make a payment to Apex in connection with the Repayment Guaranty. If and to the extent that any Guarantor is required to make payment on the "initial deposit" amount, the Company has agreed to issue to such Guarantor a promissory note to repay such amount together with warrants to purchase common stock of the Company all on the same terms and conditions of the notes and warrants issued under the Company's August 2000 interim financing described above.

         Our directors and officers also have interest in the proposed asset sale by virtue of their holdings of our common stock and options and warrants exercisable for our common stock. See "Security Ownership of Certain Beneficial Owners and Management."

DISSENTERS' APPRAISAL RIGHTS

         Pursuant to the General Corporation Law of Delaware, holders of shares of common stock will not be entitled to rights of appraisal in connection with the proposed asset sale.

                          THE ASSET PURCHASE AGREEMENT

         Although we believe that the following summary describes the material terms and conditions of the Asset Purchase Agreement, the summary is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, a copy of which is attached as Annex B to this Information Statement and is incorporated herein by reference. Terms which are not otherwise defined in this summary have the meaning set forth in the Asset Purchase Agreement.

ASSETS TO BE SOLD AND LIABILITIES TO BE ASSUMED

         We have agreed to sell to Apex substantially all of our assets related to our U.S. Business. The following assets will be sold or transferred by us to Apex pursuant to the Asset Purchase Agreement: (i) certain facility site Master Leases, management agreements, agency agreements, servicing agreements and similar agreements, including all Facility Site Addenda entered into pursuant thereto and including any Approved Additional Master Leases; (ii) certain facility site Master Subleases and similar agreements, including all Facility Site Addenda entered into pursuant thereto; (iii) certain applications, databases and similar property used in the operation of our U.S. Business, including the so-called "USRT Telecom Grid" and the so-called "9-Stage Tracking System" used in connection therewith (subject to Apex granting to us an irrevocable, perpetual, non-exclusive license to use such applications); (iv) all construction, design, engineering and architectural drawings, structural analyses, as-built drawings, specifications and similar items that relate to the installation and operation of telecommunications equipment sites subject to the Master Leases and the Master Subleases and that are in our possession and control; (v) certain contracts with third parties to which we are a party and relating to the operation of the U.S. Business, including our office lease; (vi) certain files, books and records relating to the operation of our U.S. Business and the operation of the Sites; (vii) certain machinery, fixtures, equipment, furniture, improvements, vehicles, structures and other tangible property used in our U.S. Business; (viii) any warranties and guaranties relating to the property described in (vii) above; and (ix) the security deposit with respect to the Office Lease.

         Subject to certain apportionment provisions, Apex will assume all of the Seller's obligations arising under the Master Leases, the Master Subleases and the Other Contracts, to the extent arising from and after the Closing Date, and the Assumed Consultant Liabilities.

PURCHASE PRICE

         The Asset Purchase Agreement provides for consideration, consisting of the sum of (i) $16,500,000.00 plus (ii) a contingent amount not to exceed $250,000 for Approved Additional Master Lease Consideration. We will receive Approved Additional Master Lease Consideration based on certain formulas contained in the Asset Purchase Agreement, in each case based on the aggregate rents to be received from, and the square footage of, new properties which are the subject of new (or amended existing) Master Leases. The purchase price is payable as follows: A deposit of $1,650,000 was paid to an escrow agent concurrently with the execution of the Asset Purchase Agreement and an additional deposit of $1,650,000 was paid to us concurrently with the execution of the Asset Purchase Agreement. The balance of the Purchase Price is payable to us at the Closing in cash, by certified or official bank check, or by wire transfer of immediately available funds. The Purchase Price will be subject to adjustment for certain prorated items of income and expense. Under certain circumstances, the deposit and the additional deposit must be returned, with interest, to Apex if the Asset Purchase Agreement is terminated or the proposed asset sale does not close by the Closing Date. The directors of the Company, either individually or through their affiliates, are guarantying such repayment of the additional deposit and interest thereon through the execution, concurrently with the Asset Purchase Agreement, of the Repayment Guaranty. Additionally, under certain circumstances, if the Asset Purchase Agreement is terminated, we will retain the deposit and the initial deposit as liquidated damages.

REPRESENTATIONS AND WARRANTIES AND CERTAIN COVENANTS

         The Asset Purchase Agreement contains various customary representations and the warranties of the parties to the agreement. These include representations and warranties by us as to: (a) our due organization, authority and qualification; (b) our authority to execute and perform the Asset Purchase Agreement and related agreements; (c) our organizational documents and corporate records; (d) our financial results; (e) our SEC Filings; (f) our taxes; (g) our compliance with laws; (h) our compliance with insurance requirements; (i) permits; (j) no breach; (k) no claims and proceedings; (l) Master Leases and Master Subleases; (m) consulting agreements and other contracts; (n) no condemnation or casualty; (o) our intellectual property; (p) our title to the purchased assets; (q) our material assets and subsidiaries; (r) employee benefit plans and contracts; (s) environmental matters; (t) our office lease; (u) operations in the United States; (v) net sales and total assets relating to Hart-Scott-Rodino Act compliance; (w) insurance; (x) capital expenditures; (y) no third party rights; (z) the revenue generated by our United States assets; and (aa) stockholder approval. Apex's representations and warranties include those as to: (a) its due organization and authority; (b) its authority to execute and perform agreements; (c) no breach; and (d) the capitalization of Apex's parent. Pursuant to the Asset Purchase Agreement, each of the parties has agreed, among other things to use its best efforts to facilitate the consummation of the proposed asset sale. We have agreed, among other things, to use reasonable efforts to obtain all Required Consents and Estoppel Certificates; to maintain our insurance policies in full force and effect; to continue to conduct our U.S. Business in the ordinary course of business and consistent with past practice, subject to certain exceptions, through the Closing Date; to permit Apex to make corporate examinations and investigations; to seek Apex's approval with respect to press releases regarding the proposed asset sale; to indemnify Apex against any claims for broker's commissions or fees; to apportion any collected rents in the manner provided for in the Asset Purchase Agreement; to refrain from entertaining any other offers for the assets; to exercise our right to terminate certain consulting agreements to which we are a party; to vacate our office space within 5 business days after the closing of the proposed asset sale; to pay to Apex one half of any Gross Marketing Fees received pursuant to a third party consulting and marketing agreement, if the Company's wholly-owned subsidiary, RealTel Consulting, Inc., successfully enters into such an agreement; and to cooperate with Apex to effect an orderly transition of the administration of the assets being sold.

CONDITIONS

         The obligation of Apex to enter into and complete the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by Apex:

         1. Representations and warranties by us contained in the Asset Purchase Agreement shall be true in all material respects, with certain exceptions and limitations, on and as of the Closing Date. We shall have performed and complied in all material respects with all covenants and agreements required by the Asset Purchase Agreement to be performed or complied with by us on or prior to the Closing Date and shall have delivered to Apex a certificate, dated the date of the Closing and signed by an officer of us, to the foregoing effect.

         2. Subject to certain provisos, the Stockholder Approval shall have become effective in accordance with the provisions of Regulation 14C and we shall have obtained (or have made reasonable efforts to obtain) all Required Consents in a form reasonably satisfactory to Apex, and Apex shall have been furnished with evidence reasonably satisfactory to it that the Stockholder Approval has become effective and such Required Consents have been obtained and remain in full force and effect; provided that if certain Required Consents have not been obtained, the closing will occur but there will be an adjustment in the Purchase Price.

         3. Apex shall have received the opinion of Sachnoff & Weaver, Ltd., counsel to us, addressed to Apex.

         4. We shall have executed, acknowledged (where appropriate) and delivered to Apex the following documents, each dated as of the Closing Date:

                  (a) a bill of sale and assignment;

                  (b) an assignment and assumption agreement;

                  (c) the Office Lease Assignment (provided that if the consent to assignment is not obtained, the closing shall occur without an assignment of the office lease);

                  (d) Estoppel Certificates from the lessors under the Master Leases set forth on Schedule 7.4(e) to the Asset Purchase Agreement;

                  (e) notices to landlords under each Master Lease advising such landlords of the Closing, and directing that bills and notices thereafter be sent to or as directed by Apex;

                  (f) notices to tenants and subtenants under each Master Sublease advising such tenants and subtenants of the Closing, and directing that rents and other charges thereafter be paid to or as directed by Apex;

                  (g) an assignment of the security deposit accounts held by us under the Master Subleases; and

                  (h) such further instruments of sale, transfer, conveyance, assignment or delivery covering the Assets or any part thereof as Apex may reasonably require to assure the full and effective sale, transfer, conveyance, assignment or delivery to it of the Assets.

         5. We and the Designated Individuals shall each have executed, acknowledged (where appropriate) and delivered to Apex the Non-Compete Agreement and the Non-Solicitation Agreements, dated as of the Closing Date (and we and the Designated Individuals hereby agree to deliver the same at the Closing provided that the conditions set forth in Section 8 of the Asset Purchase Agreement have been satisfied or waived by us).

         6. We shall have delivered to Apex the following documents:

                  (a) the Master Leases;

                  (b) the Master Subleases;

                  (c) the Other Contracts; and

                  (d) all files, books and records in our possession or any of its affiliates or agents relating to the operation of the U.S. Business and the operation of the Sites.

         7. Apex shall have received any and all real property transfer tax returns and other similar filings required by law in connection with the transactions contemplated hereby, any part thereof or interest therein, all duly and properly executed and acknowledged by us (and we agree to execute, acknowledge and deliver the same at or prior to the Closing), and any taxes due in connection with the Contemplated Transactions shall be apportioned equally between Apex and us. We shall also have executed, acknowledged and delivered such affidavits in connection with such filings as shall have been required by law or reasonably requested by Apex.

         8. Apex shall have received an affidavit of one of our officers sworn to under penalty of perjury, setting forth our address and Federal tax identification number and stating that we are not a "foreign person" within the meaning of Section 1445 of the Code (and we agree to execute, acknowledge and deliver the same at or prior to the Closing).

         9. We shall have delivered to Apex a certificate stating the aggregate monthly sum payable by us under all Consulting Agreements as of the Closing Date.

         10. We shall have delivered possession of the Office Space to Apex, subject, however, to the obtaining the lessor's consent and the provisions of
Section 6.17 of the Asset Purchase Agreement.

            Our obligations to enter into and complete the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by us:

         1. The representations and warranties of Apex contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. Apex shall have performed and complied in all material respects with all covenants and agreements required by the Asset Purchase Agreement to be performed or complied with by Apex on or prior to the Closing Date. Apex shall have delivered to us a certificate, dated the date of the Closing and signed by an officer of Apex, to the foregoing effect.

         2. The Stockholders Approval shall have become effective in accordance with the provisions of Regulation 14C and the Required Consents shall have been obtained and be in full force and effect, subject, however, to certain provisions.

         3. We shall have received the opinion of Paul, Weiss, Rifkind, Wharton & Garrison, counsel to Apex, addressed to us.

         4. Apex shall have executed, acknowledged (where appropriate) and delivered to us the following documents, each dated the Closing Date:

                 (a) the Bill of Sale;

                 (b) the Office Lease Assignment (provided that if the consent to assignment is not obtained, the closing shall occur without an assignment of the office lease);

                 (c) a Master Lease Assignment and Assumption Agreement for each Master Lease; and

                 (d) a letter directing the Escrow Agent to pay the Initial Deposit to us.

INDEMNIFICATION

         Subject to certain limitations, we agree to indemnify Apex against all losses in respect of: (a) any breach of any representation, warranty, covenant or agreement of us contained in the Asset Purchase Agreement or in any of the Exhibits, Schedules or Closing deliverables delivered by us pursuant thereto;
(b) any Excluded Liability; or (c) any obligation or liability relating to the U.S. Business or the Assets which is not an Assumed Liability and which arose or relates to a period prior to the Closing Date.

         Apex shall indemnify us against us any losses in respect of: (a) any breach of any representation, warranty, covenant or agreement of Apex contained in this Agreement or in any Schedules, Exhibits or Closing deliverables delivered by Apex pursuant to this Agreement; (b) any Assumed Liability; or (c) the operation of the U.S. Business after the Closing Date.

         Our indemnification of Apex for our breaches of representation and warranties is limited to 35% of the Purchase Price. Apex cannot make a claim for indemnification for breaches of representations and warranties until its losses reach an aggregate amount of $400,000.

CLOSING

         The closing of the proposed asset sale will take place on the first business day following our satisfaction of the provisions of Regulation 14C of the Securities Exchange Act of 1934, provided, however, that the closing will be extended as may be required for us to obtain certain consents required pursuant to the Asset Purchase Agreement, and in all events not later than February 15, 2001.

TERMINATION

         The Asset Purchase Agreement may be terminated prior to the Closing as follows:

                  (a) by either Apex or by us, if the Closing Date shall not have occurred before February 15, 2001;

                  (b) by mutual written consent of Apex and us; or

                  (c) by either Apex or by us, if the other party has breached any material representation, covenant, warranty, covenant or agreement contained in the Asset Purchase Agreement and such breach would constitute a failure of a closing condition of the breaching party which cannot be or is not cured by the Closing Date.

         If termination occurs as a result of a default by Apex, our sole remedy shall be receipt of the Initial Deposit and retention of the Additional Deposit. If termination occurs as a result of our failure to fulfill certain conditions to closing or our willful breach or default, Apex shall receive the Initial Deposit, we shall repay the Additional Deposit and reimburse Apex for out-of-pocket fees and expenses and Apex will have the right to pursue legal remedies.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


         The following table sets forth certain information regarding the beneficial ownership of our common stock as of September 30, 2000 by (1) each person who beneficially owns 5% or more of a class of capital stock, (2) each of our directors, (3) each of the named executive officers and (4) all of our directors and executive officers as a group.

         Unless otherwise noted the address for each of the persons listed below is: c/o U.S. RealTel, Inc., 555 West Madison, Atrium Level South, Chicago, Illinois 60661.

                                                              COMMON STOCK BENEFICIALLY OWNED (a)
                                                              -----------------------------------
NAME OF BENEFICIAL OWNER                                     NO. OF SHARES       % OF CLASS (b)
------------------------                                     -------------       --------------
Ross J. Mangano (c)(e) ....................................    1,936,964              26.12
Gerard H. Sweeney (c)(f) ..................................    1,557,692              20.39
Steven  N. Siegler ........................................    1,200,000              18.55
Brandywine  Operating  Partnership,
L.P.(c)....................................................    1,532,692              20.12
   14 Campus Boulevard, Suite 100
   Newton Square, PA 19073
Jordan E. Glazov (c)(g) ...................................      725,898              11.10
Jo & Co. (c) ..............................................      775,876              11.55
Perry H. Ruda (c) .........................................      678,893              10.38
David J. Doerge (c)(h) ....................................      489,125               7.56
   30 S. Wacker Drive
   Suite 2112
   Chicago, IL 60606
Doerge-U.S. RealTel, L.L.C ................................      464,125               7.18
   30 South Wacker Drive, Suite 2112
   Chicago, IL 60606
Craig M. Siegler (c)(d) ...................................      564,723               6.24
Mark J. Grant (c)(i) ......................................      168,651               2.55
Ilene Dobrow Davidson (c) .................................       46,444               *
Burton Blinick (c) ........................................       33,333               *
Charles McNamee (c) .......................................       28,125               *
All executive  officers and directors as a group
(12 persons) (c) ..........................................    5,740,723              62.70


*Represents less than one percent of the total.

(a) Except as otherwise noted, we believe that all persons have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

(b) The calculations in this table of the percentage of outstanding shares are based on 6,467,808 shares of our common stock outstanding as of September 30, 2000. Shares of our common stock subject to options that are presently exercisable within 60 days of September 30, 2000 are deemed to be outstanding and beneficially owned by the person holding such options for the purpose of computing percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage of any other person.

(c) Includes unissued shares of our common stock subject to warrants exercisable within 60 days of September 30, 2000, as follows: Mr. Ruda, 73,938; Mr. Glazov, 73,938; Jo & Co., 250,876; Mr. Craig Siegler, 160,858;
     Mr. Grant, 60,002; Mr. Mangano, 60,000; Mr. Sweeney, 25,000; and Brandywine Operating Partnership, L.P., 748,077 warrants and a convertible debenture convertible into 400,000 shares of our common stock. Includes unissued shares of our common stock subject to options exercisable within 60 days of September 30, as follows: Ms. Davidson, 44,444; Mr. McNamee, 28,125; and Mr. Blinick, 33,333.

(d) Does not include 9,000 shares held by Mr. Siegler's father, and 1,200,000 shares held by Mr. Siegler's brother. Includes 20,895 shares held by the Florence Skolnik Siegler Foundation over which shares Mr.
     Siegler has voting and dispositive control.

(e) Includes 285,960 shares held by trusts of which Mr. Mangano serves as trustee: Joseph D. Oliver Trust - GO Cunningham Fund (62,500), Joseph D. Oliver Trust - Joseph Oliver II Fund (62,500), Joseph D. Oliver Trust - Joseph D. Oliver, Jr. Fund (62,500), Joseph D. Oliver Trust - Susan C. Oliver Fund (62,500), C. Frederick Cunningham III Rev. Trust dated 11/25/75 (24,460), J. Oliver Cunningham Jr. Rev. Trust dated 5/24/77 (11,500). Also includes warrants to purchase 116,667 shares held by such trusts; 525,000 shares and warrants to purchase 250,876 shares held by Jo & Co., a corporation for which Mr. Mangano serves as President; 65,000 shares held by John S. Warriner and 37,500 shares and warrants to purchase 17,500 shares held by James Hart over which, respectively, Mr. Mangano has voting and/or dispositive control. Also includes warrants to purchase 272,692 shares held by Troon & Co. and 230,679 shares issuable upon the conversion of a convertible debenture held by Troon & Co. and trusts of which Mr. Mangano serves as trustee.

(f) Includes 384,615 shares held by Brandywine Operating Partnership, L.P. and 748,077 unissued shares subject to warrants exercisable within 60 days of September 30, 2000 held by Brandywine Operating Partnership, L.P. and 400,000 shares issuable upon the conversion of a convertible debenture held by Brandywine Operating Partnership, L.P., of which Mr. Sweeney disclaims any beneficial ownership. Mr. Sweeney is the President and Chief Executive Officer of Brandywine Realty Trust, the general partner of Brandywine Operating Partnership, L.P.

(g) Shares are held in joint tenancy with Mr. Glazov's wife. Does not include 3,568 shares held by one of Mr. Glazov's sons, 3,568 shares held by another of Mr. Glazov's sons and 2,318 shares held by Mr. Glazov's daughter.

(h) Includes 464,125 shares held by Doerge-U.S. RealTel, L.L.C., of which Mr. Doerge is the manager.

(i) Includes 7,500 shares held by Access Financial Group, Inc. and 91,524 unissued shares subject to warrants exercisable within 60 days of September 30, 2000 held by Access Financial Group, Inc. Mr. Grant serves as the President-Capital Markets for Access Financial Group, Inc.

                                     ANNEX A


                     FAIRNESS OPINION OF VALUATION RESEARCH




October 6, 2000



The Board of Directors
U. S. RealTel, Inc.
555 W. Madison Street
Atrium Level South
Chicago, IL 60661

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of U. S. RealTel, Inc. ("RealTel") of the consideration to be received by RealTel in a sale of RealTel's North American assets and operations to a subsidiary of SpectraSite Holdings, Inc. ("SpectraSite"). All capitalized terms used herein that are not defined herein are used pursuant to definitions set forth in the Asset Purchase Agreement (the "Agreement") between a SpectraSite Subsidiary and RealTel.

As more fully described in the Agreement, the SpectraSite subsidiary will acquire the assets, properties and rights used by RealTel in its business of installing and operating centralized building distribution systems for wireline and wireless telecommunications systems and providing services to building occupants in connection therewith, all to the extent in the continental United States (the "Transaction"). The assets include all Master Leases, including all Facility Site Addenda; all Master Subleases; all Permits relating to the U.S. Business; all software, databases and similar property used in the operation of the U.S. Business, including the USRT Telecom Grid and the 9-Stage Tracking System; all drawings and specifications relating to the U.S. Business; all contracts relating to the Business; all files, books and records relating to the U.S. Business; and all Tangible Property relating to the U.S. Business. Consideration paid for the assets will be $16,500,000. Up to an additional $250,000 may be paid based on additional Master Leases negotiated by RealTel prior to September 30, 2000.

The opinion expressed herein is based on a Fair Value premise. Fair Value is defined at the amount as which the assets would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, neither being under compulsion, with equity to both. This definition assumes the continued use of the assets as part of a going concern.

In connection with rendering our opinion, we have: (i) reviewed a draft of the Agreement; (ii) reviewed all reports filed by RealTel with the Securities and Exchange Commission; (iii) reviewed the audited financial statements of RealTel from inception through December 31, 1999;

(iv) reviewed and analyzed certain internal financial and operating information, including financial forecasts, analysis and projections prepared by management of RealTel; (v) conducted discussions with management of RealTel with respect to the operations and prospects of the U.S. Business; and (vi) reviewed public information about other industry participants as well as general background information about the industry. In addition, we have conducted such other analyses and examinations and considered such other financial, economic and market criteria as we have deemed necessary in arriving at our opinion.

We performed a discounted cash flow analysis of the projected cash flow of the Business over a ten-year period, based in part on internal estimates provided by management. The discounted cash flow analysis was determined by adding (a) the present value of projected free cash flows over the ten-year period and (b) the present value of the estimated terminal value of the business in the tenth year. The estimated terminal value was calculated based on the application of a market based multiple to earnings before interest, taxes, depreciation and amortization ("EBITDA") in the tenth year.

The projected free cash flows and the estimated terminal value were discounted to present value at a discount rate indicative of market rates of return and capital structures. The discount rate represents an estimate of weighted average cost of capital ("WACC"). The components of the WACC consist of a cost of debt capital, a cost of equity capital and an assumed capital structure. The cost of debt capital approximated 5%, the cost of equity capital approximated 20% and the assumed capital structure was 30% debt and 70% equity.

The discounted cash flow model was calculated at various discount rates and various EBITDA multiples in order to derive a matrix of value indications. The central tendency of the derived matrix was below the purchase price set forth in the Agreement.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with us. We have not made or been provided with an independent evaluation or appraisal of the individual assets of the Business. Further, our opinion is based upon the conditions as they exist and can be evaluated on the date hereof only.

Valuation has been engaged to render a fairness opinion to the Board of Directors of RealTel in connection with the Transaction and will receive a fee for such a service. Our opinion expressed herein is provided for the information of the Board of Directors of RealTel in its evaluation of the proposed Transaction and is subject to the General Limiting Conditions and Assumptions attached hereto.

Based upon and subject to the foregoing, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the consideration to be received by RealTel in the Transaction is fair, from a financial point of view, to the shareholders of RealTel.

Respectfully submitted,



VALUATION RESEARCH CORPORATION



/s/ Valuation Research Corporation




Engagement Number: 50000175

                   GENERAL LIMITING CONDITIONS AND ASSUMPTIONS

1. This opinion and the conclusions arrived at can only be relied upon by the parties to whom the opinion is addressed for the sole and specific purposes as noted and as of the date specified. The conclusions reached represent the considered opinion of Valuation, based upon information furnished to them by RealTel and other sources.

2. In accordance with recognized professional standards as generally practiced in the valuation industry, the fee for these services is not contingent upon the conclusions reached. Valuation has determined to the best of its knowledge and in good faith that neither it nor any of its agents or employees has a material financial interest in RealTel.

3. Valuation assumes that all laws, statutes, ordinances, and other regulations, or regulations of any governmental authority relevant to and in connection with this engagement are complied with unless express written noncompliance is brought to the attention of Valuation by those relied on by Valuation, including RealTel and its management, and stated and defined in the opinion.

4. Valuation has relied on certain public information and statistical information furnished by others, including, but not limited to, RealTel, without verification. Valuation believes such information to be reliable as to accuracy and completeness but offers no warranty or representation to that effect; however, nothing has come to our attention in the course of this engagement that would cause us to believe that any furnished information is inaccurate in any material respect or that it is unreasonable to utilize and rely upon such information.

5. Material changes in the industry or in market conditions that might affect RealTel's business from and after the date hereof, which are not reasonably foreseeable, are not taken into account.

6. Future services regarding the subject matter of this opinion, including, but not limited to, testimony or attendance in court, shall not be required of Valuation, unless previous arrangements have been made in writing.

7. Neither Valuation, nor its agents or employees assume any responsibility for matters legal in nature, nor do they render any opinion as to any title to, or legal status of, property, which may be involved, both real and personal, tangible and intangible. Title is assumed to be good and marketable.

8. Our opinion is necessarily based on economic, market, financial and other conditions as they exist on the date of this opinion. While various judgments and estimates which we consider reasonable and appropriate under the circumstances were made by us in the determination of value, no assurance can be given by us that the sale price which might ultimately be realized in any actual transaction, if and when effected, will be at the value presented in our analysis.

                                    ANNEX B
                          ASSET PURCHASE AGREEMENT

         =============================================================





                            ASSET PURCHASE AGREEMENT

                                 by and between

                           APEX SITE MANAGEMENT, INC.

                                      and

                               U.S. REALTEL, INC.

                         -------------------------------


                                October 18th, 2000

                         -------------------------------






         =============================================================

                                TABLE OF CONTENTS



                                                                                                      PAGE
                                                                                                      ----



1.       Transfer of Assets and Liabilities..............................................................1
         1.1.     Assets to be Sold......................................................................1
         1.2.     Excluded Assets........................................................................3
         1.3.     Liabilities to be Assumed..............................................................3
         1.4.     Liabilities Not Assumed................................................................3

2.       Consideration and Payment.......................................................................4
         2.1.     Consideration..........................................................................4
         2.2.     Payment of Purchase Price..............................................................4
         2.3.     The Deposit............................................................................4
         2.4.     Additional Deposit.....................................................................5
         2.5.     Additional Master Lease Consideration..................................................5

3.       Closing; Closing Date...........................................................................6

4.       Representations and Warranties of the Seller....................................................6
         4.1.     Due Organization, Authority and Qualification..........................................6
         4.2.     Authority to Execute and Perform Agreements............................................6
         4.3.     Organizational Documents and Corporate Records.........................................7
         4.4.     Financial Results......................................................................7
         4.5.     SEC Filings............................................................................7
         4.6.     Taxes..................................................................................7
         4.7.     Compliance with Laws...................................................................7
         4.8.     Compliance with Insurance Requirements.................................................8
         4.9.     Permits................................................................................8
         4.10.    No Breach..............................................................................8
         4.11.    Claims and Proceedings.................................................................9
         4.12.    Master Leases and Master Subleases.....................................................9
         4.14.    Condemnation; Casualty................................................................11
         4.15.    [Intentionally omitted]...............................................................11
         4.16.    Intellectual Property.................................................................11
         4.17.    Title to the Assets...................................................................12
         4.18.    All Material Assets; Subsidiaries.....................................................12
         4.19.    Employee Benefit Plans and Contracts..................................................12
         4.20.    Environmental Matters.................................................................13
         4.21.    Office Lease..........................................................................13
         4.22.    Operations in the United States.......................................................13
         4.23.    Hart-Scott-Rodino.....................................................................13
         4.24.    Insurance.............................................................................14
         4.25.    Capital Expenditures..................................................................14
         4.26.    No Third Party Rights.................................................................14
         4.27.    Substantially All of Seller's Assets..................................................14
         4.28.    Stockholder Approval..................................................................14

5.       Representations and Warranties of the Buyer and the Parent.....................................14



                                        i






                                                                                                      PAGE
                                                                                                      ----

         5.1.     The Buyer.............................................................................14
         5.2.     The Parent............................................................................15

6.       Covenants and Agreements.......................................................................15
         6.1.     Conduct of Business...................................................................15
         6.2.     Corporate Examinations and Investigations.............................................16
         6.3.     Publicity.............................................................................16
         6.4.     Indemnification of Brokerage..........................................................17
         6.5.     Required Consents.....................................................................17
         6.6.     Arrearages............................................................................17
         6.7.     Employees and Benefit Plans...........................................................18
         6.8.     Information Statement.................................................................18
         6.9.     Estoppel Certificates.................................................................19
         6.10.    Insurance.............................................................................19
         6.11.    Schedules.............................................................................19
         6.12.    Net Worth of Buyer....................................................................19
         6.13.    No Solicitation.......................................................................19
         6.14.    Termination of Consulting Agreements..................................................20
         6.15.    Marketing Agreement...................................................................20
         6.16.    Contact with Lessors..................................................................21
         6.17.    Office Space..........................................................................21
         6.18.    Cooperation...........................................................................21

7.       Conditions Precedent to the Obligations of the Buyer...........................................21
         7.1.     Representations and Covenants.........................................................21
         7.2.     Consents and Approvals................................................................22
         7.3.     Opinion of Counsel to the Seller......................................................24
         7.4.     Additional Closing Documents and Deliveries of the Seller.............................24
         7.5.     Tax Returns...........................................................................25
         7.6.     FIRPTA Affidavit......................................................................25
         7.7.     Consulting Agreements.................................................................25
         7.8.     Office Space..........................................................................25

8.       Conditions Precedent to the Obligation of the Seller...........................................25
         8.1.     Representations and Covenants.........................................................26
         8.2.     Consents and Approvals................................................................26
         8.3.     Opinion of Counsel to Buyer...........................................................26
         8.4.     Additional Closing Documents of the Buyer.............................................26

9.       Certain Other Covenants and Agreements.........................................................26
         9.1.     Prorations............................................................................26
         9.2.     Percentage Rents......................................................................27
         9.3.     Office Lease..........................................................................28
         9.4.     Further Assurances....................................................................28
         9.5.     Post-Closing Audits...................................................................28
         9.6.     License to Use Databases..............................................................28
         9.7.     Marketing Agreement Proceeds..........................................................29


                                       ii






                                                                                                      PAGE
                                                                                                      ----

         9.8.     Consulting Agreements.................................................................29
         9.9.     Survival..............................................................................29

10.      Survival of Representations and Warranties.....................................................29

11.      Indemnification................................................................................29
         11.1.    Obligation of the Seller to Indemnify.................................................29
         11.2.    Obligation of the Buyer to Indemnify..................................................30
         11.3.    Notice and Opportunity to Defend......................................................30
         11.4.    Limitation on Indemnification.........................................................31
         11.5.    Payment under Indemnification Provisions..............................................31
         11.6.    Indemnification Sole Remedy...........................................................31

12.      Termination of Agreement.......................................................................32
         12.1.    Termination...........................................................................32
         12.2.    Survival After Termination............................................................32
         12.3.    Remedies Upon Default.................................................................32
         12.4.    Survival..............................................................................33

13.      Miscellaneous..................................................................................33
         13.1.    Certain Definitions...................................................................33
         13.2.    Notices...............................................................................35
         13.3.    Entire Agreement......................................................................36
         13.4.    Waivers and Amendments; Non-Contractual Remedies......................................37
         13.5.    Governing Law.........................................................................37
         13.6.    Reporting Person......................................................................37
         13.7.    WAIVER OF JURY TRIAL..................................................................37
         13.8.    Confidentiality.......................................................................37
         13.9.    Binding Effect; Assignment............................................................37
         13.10.   Counterparts..........................................................................38
         13.11.   Exhibits and Schedules................................................................38
         13.12.   Headings..............................................................................38



EXHIBITS



A-1.     Form of Seller Non-Compete Agreement

A-2.     Form of Designated Individual Non-Solicitation Agreement (Ruda)
A-3.     Form of Designated Individual Non-Solicitation Agreement (Glazov)
B.       Form of Assignment and Assumption of Office Lease
C.       [Intentionally omitted]
D.       Statement of Revenues re Business (August, 2000)
E-1      Form of Opinion of Seller's Counsel
E-2      Form of Opinion of Buyer's Counsel
F.       Form of Estoppel Certificate
G.       Form of Bill of Sale and Assignment and Assumption
H.       Form of Master Lease Assignment and Assumption Agreement
I.       [Intentionally omitted]
J.       Form of Share Voting Agreement
K-1      Form of Notice to Landlords
K-2      Form of Notice to Tenants and Subtenants
L.       Form of Escrow Agreement
M.       Form of Guaranty of Additional Deposit
N.       Form of Press Release
O.       Form of Marketing Agreement



SCHEDULES



1.1(a)(i)             Master Leases and Rent Roll
1.1(a)(ii)            Master Subleases and Rent Roll
1.1(a)(iii)           Applications, Databases and Similar Property
1.1(a)(v)             Consulting Agreements
1.1(a)(vi)            Other Contracts
1.1(a)(viii)          Tangible Property
1.2                   Excluded Assets
1.4(e)                Certain Excluded Liabilities
4.1                   Qualifications of the Seller
4.6                   Taxes
4.10                  Required Consents
4.11                  Claims and Proceedings
4.12(a)               Tenant work, free rent and allowances, and security deposits under
                      Master Subleases
4.13                  Consulting Fees Payable
4.19                  Employee Benefit Plans
4.21                  Office Lease
6.4                   Brokers
6.7                   Transferred Employees
7.1                   Major Master Lessors
7.2                   Reduction Amounts
7.4(a)(iv)            Required Estoppel Certificates


                            ASSET PURCHASE AGREEMENT
                            ------------------------

                  AGREEMENT (this "AGREEMENT"), dated October 18, 2000, by and between APEX SITE MANAGEMENT, INC., a Delaware corporation, (collectively the "BUYER"), and U.S. REALTEL, INC., a Delaware corporation (the "SELLER").

                  The Buyer wishes to purchase from the Seller, and the Seller wishes to sell to the Buyer, all of the assets, properties, and rights of the Seller related to the U.S. Business (as hereinafter defined), upon the terms and subject to the conditions of this Agreement (the "CONTEMPLATED TRANSACTIONS"). Such assets, properties and rights are used by the Seller in the operation of the U.S. Business.

                  The board of directors of the Seller has determined that the Contemplated Transactions are in the best interest of the Seller and has approved this Agreement (as amended from time to time) and the Contemplated Transactions.

                  Certain stockholders of the Seller have executed the Share Voting Agreement attached hereto as Exhibit J, which provides, among other things, that the stockholders have agreed to vote the shares of capital stock owned by them to approve this Agreement (as amended from time to time) and the Contemplated Transactions.

                  Certain terms used in this Agreement are defined in Section 13.1.

                  Accordingly, the parties agree as follows:

                  1.       TRANSFER OF ASSETS AND LIABILITIES.

                           1.1.     ASSETS TO BE SOLD.

                                    (a) At the Closing (as hereinafter defined),
the Seller shall sell to the Buyer and the Buyer shall purchase from the Seller all of the Seller's right, title and interest in, to and under the following (collectively, the "ASSETS"):

                                            (i) Those certain facility site
master leases, management agreements, agency agreements and servicing agreements (such management agreements, agency agreements and servicing agreements, collectively, the "AGENCY AGREEMENTS") and similar agreements listed in Schedule 1.1(a)(i), including all facility site addenda and similar supplements (the "FACILITY SITE ADDENDA") entered into pursuant thereto listed in Section 1.1(a)(i) and including any facility site master leases or such other agreements entered into after the date of this Agreement pursuant to Section 6.1 (collectively, the "MASTER LEASES");

                                            (ii) those certain facility site
master sublease agreements and similar agreements listed in Schedule 1.1(a)(ii), including all Facility Site Addenda entered into pursuant thereto and including any facility site master subleases and similar agreements entered into after the date of this Agreement pursuant to
Section 6.1 (the "MASTER SUBLEASES");

                                            (iii) all of the applications,
databases and similar property used in the operation of the U.S. Business as set forth on Schedule 1.1(a)(iii), including the so-called "USRT Telecom Grid" and the so-called "9-Stage Tracking System" used in connection therewith (subject to the license to the Seller provided for in Section 9.6);

                                            (iv) [Intentionally omitted];

                                            (v) all construction, design,
engineering and architectural drawings, structural analyses, as-built drawings, specifications and similar items that relate to the installation and operation of telecommunications equipment at the sites subject to the Master Leases (the "SITES") that are subject to Facility Site Addenda (the "FSA SITES") and that are in the possession of the Seller or its agents or affiliates;

                                            (vi) all rights under the contracts
with consultants as set forth on Schedule 1.1(a)(v) (the "CONSULTING AGREEMENTS"), to the extent the Seller's rights thereunder survive the termination of such contracts, and the other contracts with third parties relating to the operation of the U.S. Business as set forth on Schedule 1.1(a)(vi) (the "OTHER CONTRACTS");

                                            (vii) all files, books and records
in the possession of the Seller or any of its affiliates or agents, relating to the Assets or reasonably required for the post-Closing operation of the U.S. Business and the Sites (but excluding any records relating exclusively to the Seller's corporate governance and (except to the extent expressly provided in Sections 4.4 and 4.6) corporate accounting);

                                            (viii) the machinery, fixtures,
equipment, furniture, improvements, vehicles, structures and other tangible property, if any (collectively, the "TANGIBLE PROPERTY"), used in the U.S. Business, as listed on Schedule 1.1(a)(viii);

                                            (ix) the Net Marketing Fees (as
hereinafter defined), as more particularly provided in Section 6.15;

                                            (x) any warranties and guaranties
relating to the Tangible Property; and

                                            (xi) the security deposit held by
the lessor in respect of the Office Lease (as hereinafter defined).

                                    (b) In addition, at the Closing: (i) the
Buyer and the Seller shall enter into a non-compete agreement in the form of Exhibit A-1 (the "SELLER NON-COMPETE AGREEMENT"), (ii) the Buyer, Perry H. Ruda ("RUDA") and Jordan E. Glazov ("GLAZOV" and, together with Ruda, the "DESIGNATED INDIVIDUALS") shall enter into non-solicitation agreements in the form of Exhibits A-2 and A-3, respectively, (collectively, the "DESIGNATED INDIVIDUALS NON-SOLICITATION AGREEMENTS" and, together with the Seller Non-Compete Agreement, the "NON-COMPETE AGREEMENTS"); and (ii) the Buyer and Seller shall enter into an assignment and assumption of lease (the "OFFICE LEASE ASSIGNMENT") in the form of Exhibit B, pursuant to which the Seller shall assign to the Buyer all of the Seller's right, title and interest in and to, and the Buyer will assume all of the Seller's obligations first arising on or after the Closing Date as tenant under, the Seller's lease (the "OFFICE LEASE") for office space (the "OFFICE SPACE") located at 555 West Madison Street, Chicago, Illinois.

                           1.2.     EXCLUDED ASSETS.  The Buyer shall not
purchase any of the assets of the Seller other than the Assets (the non-purchased assets are herein collectively referred to as the "EXCLUDED ASSETS"). Without limiting the foregoing, the Excluded Assets shall include the property and assets listed in Schedule 1.2 hereto.

                           1.3.     LIABILITIES TO BE ASSUMED.  At the Closing,
and subject to the apportionment provisions of Section 9.1, the Buyer shall assume all of the Seller's obligations arising under the Master Leases, the Master Subleases and the Other Contracts, to the extent arising from and after the Closing Date, and the obligation of the Seller to pay fees under the Consulting Agreements, to the extent such obligations arise from and after the Closing Date and to the extent such obligations survive the termination of the Consulting Agreements (the "ASSUMED CONSULTANT LIABILITIES") (collectively, the "ASSUMED LIABILITIES").

                           1.4.     LIABILITIES NOT ASSUMED.  The Buyer shall
not assume or in any way be liable for the payment, performance and discharge of any liabilities or obligations of the Seller except as specifically provided in
Section 1.3. Without limiting the foregoing, the Buyer shall not assume and the Seller shall retain, the following liabilities and obligations of the Seller (collectively, the "EXCLUDED LIABILITIES"):

                                    (a) all liabilities, obligations and
expenses of any kind or nature relating to Taxes of the Seller and, with respect to Taxes on the Assets, for any period ending on or before the Closing Date (including, without limitation, any liabilities, obligations and expenses pursuant to any tax sharing agreement, tax indemnification or similar arrangement), and, subject to Section 7.5, any Taxes payable in connection with the transactions contemplated by this Agreement;

                                    (b) all liabilities, obligations and
expenses of the Seller arising from the Contemplated Transactions, including, without limitation, all legal fees payable by the Seller in connection with this Agreement;

                                    (c) all liabilities, obligations and
expenses arising pursuant to Laws (as hereinafter defined) relating to Hazardous Materials, protection of the environment and public or worker health and safety, to the extent arising from the operation of the Assets on or before the Closing Date or from any events, conditions or circumstances existing on or before the Closing Date;

                                    (d) all liabilities and obligations owing or
payable to, or in respect of, employees of, or consultants to, the Seller and its affiliates, including salaries, wages, benefits, and severance or similar obligations, but excluding (i) the Assumed Consultant Liabilities and (ii) wages and benefits payable by the Buyer to Transferred Employees for periods after the Closing Date;

                                    (e) the Marketing Agreement (as hereinafter
defined); and

                                    (f) all the other liabilities, obligations
and expenses set forth on Schedule 1.4(e).

                  2.       CONSIDERATION AND PAYMENT.

                           2.1.     CONSIDERATION. Upon the terms and subject
to the conditions of this Agreement, and in consideration of the sale of the Assets referred to in Section 1.1, the Buyer will deliver to the Seller the sum of (x) $16,500,000.00 plus (y) any Additional Master Lease Consideration (as hereinafter defined) (the "PURCHASE PRICE"), payable as follow: (i) $1,650,000.00 (the "INITIAL DEPOSIT"), payable in cash, by certified or official bank check or by wire transfer of immediately available funds to American National Bank and Trust Company of Chicago, a National banking association, as escrow agent (the "ESCROW AGENT"); (ii) $1,650,000.00 (the "ADDITIONAL DEPOSIT"; the Initial Deposit and the Additional Deposit are herein sometimes collectively referred to as the "DEPOSIT"), payable in cash, by certified or official bank check, or by wire transfer of immediately available funds to the Seller; and
(iii) the balance of the Purchase Price (the "BALANCE") to the Seller at the Closing. The Purchase Price will be subject to adjustment as provided in Section 9.1.

                           2.2.     PAYMENT OF PURCHASE PRICE.  Concurrently
with the execution and delivery of this Agreement, the Buyer shall deliver (i) the Initial Deposit to the Escrow Agent and (ii) the Additional Deposit to Seller. At the Closing, the Buyer shall deliver to the Seller in cash, by certified or official bank check, or by wire transfer of immediately available funds, an amount equal to the Balance.

                           2.3.     THE DEPOSIT.  The Escrow Agent shall hold
the Initial Deposit in escrow in an interest-bearing bank account in an institution acceptable to the Seller and the Buyer, or in such other type or types of investments as may be provided in the escrow agreement (the "ESCROW AGREEMENT") of even date herewith among the Escrow Agent, the Seller and the Buyer in the form attached as Exhibit L, and shall pay over or apply the Initial Deposit in accordance with the terms of the Escrow Agreement. All interest or other income earned on the Initial Deposit (the "INCOME") shall be paid to or applied for the benefit of the Seller if the Closing occurs or if Seller is otherwise entitled to the Initial Deposit; in all other events, the Income shall be paid to or applied for the benefit of the Buyer. The party receiving the Income or having the same applied for its benefit shall be responsible for paying any income taxes thereon. The tax identification numbers of the parties are set forth on the signature page of this Agreement and shall be furnished to the Escrow Agent upon request.

                           2.4.     ADDITIONAL DEPOSIT.  If the Closing does
not occur on the closing date contemplated under this Agreement for any reason set forth in Section 12.3(b) or 12.3(c) or if this Agreement is terminated by either party pursuant to the provisions of Section 12.1(b) or by both parties pursuant to the provisions of Section 12.1(c) or by the Buyer pursuant to 12.1(a), the Seller shall, within five (5) business days after such closing date or the date this Agreement is so terminated, repay to the Buyer the Additional Deposit together with interest thereon at the rate of 15% per annum from the fifth business day after such closing date through the date such repayment is made. Brandywine Operating Partnership, L.P., Troon & Co., Mark Grant, Perry H. Ruda, Craig M. Siegler and Jordan E. Glazov (collectively, the "GUARANTORS") are, simultaneously with the execution and delivery of this Agreement, guarantying the repayment of the Additional Deposit and the payment of such interest to the Buyer pursuant to a Guaranty in the form of Exhibit M.

                           2.5.     ADDITIONAL MASTER LEASE CONSIDERATION.
If any new Master Lease or any modification or amendment to a Master Lease which adds a property to an existing Master Lease was executed and delivered by the parties thereto, and became unconditionally effective, between August 16, 2000 and September 30, 2000 and such Master Lease satisfies the requirements of clauses (i), (ii), (iii) and (iv) of Section 6.1, and the initial term of such Master Lease is not less than three (3) years (any such new Master Lease, or modification or amendment, an "ADDITIONAL MASTER LEASE"), the Purchase Price shall be increased by an amount (the "ADDITIONAL MASTER LEASE CONSIDERATION") equal to the lesser of (x) $250,000.00 or (y) the sum of the following:

                                    (a) MALL FORMULA. For any Additional Master
Lease formulti-tenanted mall properties, an amount equal to the product of (i) the number of Qualified Square Feet (as hereinafter defined) subject to such lease and (ii) $.06 and (iii) the percentage of the aggregate rents to be received from subtenants which is to be retained by the Seller under such Additional Master Lease and (iv) 3 years and (v) 0.5. If any Additional Master Lease does not create an exclusive relationship in favor of the Seller with respect to so-called "Occupant Services", the aforesaid sum shall be further multiplied by 0.5.

                                    (b) FLEX-OFFICE FORMULA. For any Additional
Master Lease for multi-tenanted flex-office properties, an amount equal to the product of (i) the number of Qualified Square Feet subject to such lease and
(ii) $.06 and (iii) the percentage of the aggregate rents to be received from subtenants which is to be retained by the Seller under such Additional Master Lease and (iv) 3 years and (v) 0.5. If any Additional Master Lease does not create an exclusive relationship in favor of the Seller with respect to so-called "Occupant Services", the aforesaid sum shall be further multiplied by 0.5.

                                    (c) OFFICE FORMULA. For any Additional
Master Lease for multi-tenanted office properties, an amount equal to the product of (i) the number of Qualified Square Feet subject to such lease and
(ii) $.12 and (iii) the percentage of the aggregate rents to be received from subtenants which is to be retained by the Seller under such Additional Master Lease and (iv) 3 years and (v) 0.5. If any Additional Master

Lease does not create an exclusive relationship in favor of the Seller with respect to so-called "Occupant Services", the aforesaid sum shall be further multiplied by 0.5.

Within 30 days after the date of this Agreement, the Seller shall deliver to the Buyer (A) true, correct and complete copies of all Additional Master Leases and
(B) a schedule setting forth the Seller's calculation of the Additional Master Lease Consideration. For purposes of this Section 2.5 the term "Qualified Square Feet" means the gross rentable square footage of a property as determined by the owner of such property.

                  3. CLOSING; CLOSING DATE. The closing (the "CLOSING") of the sale and purchase of the Assets contemplated hereby shall take place at the offices of Sachnoff & Weaver, Ltd., 30 South Wacker Drive, 29th Floor, Chicago, Illinois 60606, at 10:00 a.m. Central Standard Time on, or at such other place or such other time or date as the parties may mutually agree in writing on the first business day after the Stockholder Approval becomes effective in accordance with the requirements of Regulation 14C of the Exchange Act (as hereinafter defined); provided, however, that, subject to the provisions of Section 7.2, the Closing shall be extended for such period of time, if any (but in no event beyond February 15, 2001), as may be required in order for the Seller to obtain the Required Consents (as hereinafter defined). The Seller shall notify the Buyer immediately (A) when the Information Statement (as hereinafter defined) is filed with the SEC (as hereinafter defined), (B) when the Information Statement is delivered to the shareholders of the Seller, (C) when the Stockholder Approval becomes effective in accordance with the requirements of Regulation 14C and (D) when the Required Consents are obtained. The time and date upon which the Closing occurs is herein called the "CLOSING DATE." As used in this Agreement, the term "business day" shall mean any day other than a Saturday or Sunday or a day on which banks in New York City or Chicago are permitted or required to close.

                  4. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller represents and warrants to the Buyer as follows:

                           4.1.     DUE ORGANIZATION, AUTHORITY AND
QUALIFICATION. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and lawful authority to own, lease and operate its properties and to carry on its business as now being and heretofore conducted. The Seller is duly qualified or otherwise authorized as a foreign corporation to transact business and is in good standing in each jurisdiction set forth on Schedule 4.1, which are the only jurisdictions in which such qualification or authorization is required by law and in which the failure to so qualify or be authorized would reasonably be expected to have a Business Material Adverse Effect.

                           4.2.     AUTHORITY TO EXECUTE AND PERFORM AGREEMENTS.
The Seller has the requisite corporate power and authority to enter into, execute and deliver this Agreement and each and every agreement and instrument contemplated hereby to which the Seller is or will be a party, and to perform fully the Seller's obligations hereunder and thereunder. This Agreement has been duly executed and delivered by the Seller, and each and every other agreement and instrument contemplated by this Agreement to which the Seller is a party will be duly executed and delivered by the Seller and (assuming due execution and delivery hereof and thereof by the other parties hereto and thereto) this Agreement and each such other agreement and instrument will be valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms, except as such enforceability may be subject to (i) any bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                           4.3.     ORGANIZATIONAL DOCUMENTS AND CORPORATE
RECORDS. The Seller has heretofore delivered to the Buyer true and complete copies of its certificate of incorporation (certified by the Secretary of State of Delaware) and its by-laws (or comparable instruments) as in effect on the date hereof.

                           4.4.     FINANCIAL RESULTS.  The statement of
revenues annexed hereto as Exhibit D, which statement of revenues shows the revenues of the operation of the U.S. Business for August, 2000, fairly and accurately presents such revenues.

                           4.5.     SEC FILINGS.  The forms, documents and
reports filed by the Seller with the Securities and Exchange Commission since April 19, 2000, to the extent they relate to the Assets and the U.S. Business, did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                           4.6.     TAXES.  Except as set forth on Schedule 4.6:
(a) the Seller has timely filed or had filed on its behalf, after giving effect to any applicable extensions, all material Tax Returns required to be filed by applicable law in respect of the U.S. Business and all such Tax Returns are true, correct and complete in all material respects. The Seller has timely paid or had paid on its behalf, or will timely pay or have paid on its behalf, after giving effect to any applicable extensions, all income Taxes due on or before the Closing Date, whether or not shown to be due on the Tax Returns referred to in the preceding sentence; (b) there is no dispute or claim concerning any Tax liability of the Seller either (i) claimed or raised by any authority in writing or (ii) as to which the Seller and the directors and officers (and employees responsible for Tax matters) of the Seller have actual knowledge after reasonable investigation; (c) the Seller has not granted any requests, agreements, consents, or waivers to amend the statutory period of limitations applicable to the assessment of any Taxes with respect to any Tax Returns of the Seller; and (d) to the Seller's knowledge, no claim against the Seller has ever been made by an authority in a jurisdiction where the Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

                           4.7.     COMPLIANCE WITH LAWS.  To the Seller's
knowledge, neither the Seller, in connection with the operation of the U.S. Business, nor any of the Assets or the FSA Sites are in material violation of any applicable order, judgment, injunction, award, decree or writ (collectively, "ORDERS"), or any applicable law, statute, code, ordinance, regulation or other requirement (collectively, "LAWS"), of any government or political subdivision thereof, or any agency or instrumentality of any such government or political subdivision, or any insurance company or fire rating and any other similar board or organization or other non-governmental regulating body (to the extent that the rules, regulations or orders of such body have the force of law), or any court or arbitrator (collectively, "GOVERNMENTAL BODIES"), and the Seller has not received written notice that any such violation is being or may be alleged.

                           4.8.     COMPLIANCE WITH INSURANCE REQUIREMENTS.
The Seller has not received any written notice from any insurer of any of the FSA Sites or any property on which an FSA Site is located (x) stating that any requirement of any policy of insurance affecting such FSA Site or property has been violated which violation has not been cured or (y) requiring any work to be performed as a condition to the renewal of any insurance policy which has not heretofore been complied with, nor does the Seller have any knowledge of (A) the existence of any such violation which has not been cured or (B) any such request being made by any such insurer which has not heretofore been complied with.

                           4.9.     PERMITS.  Each Master Sublease provides that
the subtenant thereunder shall obtain all licenses, permits, variances, exemptions, consents, waivers, authorizations, rights, certificates of occupancy, franchises, orders or approvals of any Governmental Body that are material to the installation and operation of telecommunication equipment, and such subtenant's other permitted activities, at the Sites (or portions thereof) subject to such Master Subleases (collectively, "PERMITS"). No Permits that are material to the conduct of the U.S. Business have been or are required to be obtained or maintained by the Seller. To the Seller's knowledge, all Permits required to be obtained and maintained by subtenants under Master Subleases have been obtained, are in full force and effect; no material violations are or have been recorded in respect of any such Permit; and no proceeding is pending or threatened to revoke or limit any such Permit.

                           4.10.    NO BREACH.  None of the execution and
delivery by the Seller of this Agreement or any other agreement or instrument contemplated hereby, the consummation of the transactions contemplated hereby or thereby or the performance by the Seller of this Agreement or any other agreement or instrument contemplated hereby in accordance with their respective terms and conditions: (a) violates any provision of the certificate of incorporation or by-laws (or comparable instruments) of the Seller; (b) requires the Seller to obtain any consent, approval or action of, or make any filing with or give any notice to, any Governmental Body or any other person, except as set forth on Schedule 4.10 (the "REQUIRED CONSENTS"); (c) if the Required Consents are obtained, violates, conflicts with or results in the breach of any of the terms of, results in a material modification of the effect of, otherwise causes the termination of or gives any other contracting party the right to terminate, or constitutes (or with notice or lapse of time or both constitutes) a default (by way of substitution, novation or otherwise) under, any contract, agreement, indenture, note, bond, loan, instrument, lease, conditional sale contract, mortgage, license, franchise, commitment or other binding arrangement to which the Seller is a party or by or to which the Seller or any of its properties may be bound or subject, or results in the creation of any Lien upon any of Assets;
(d) violates
any Order of any Governmental Body against, or binding upon, the Seller or its assets, properties or business (including the Assets and the U.S. Business); or
(e) violates any Law of any Governmental Body to which the Seller is subject. If, between the date of this Agreement and the Closing Date, the Seller becomes aware that an additional consent, approval or other action referred to in clause
(b) is required with respect to the Contemplated Transactions, Schedule 4.10 shall be revised by the Seller to incorporate such consent or other action (which shall thereupon be deemed a Required Consent).

                           4.11.    CLAIMS AND PROCEEDINGS.  There are no
outstanding Orders of any Governmental Body against or involving (i) the Seller and relating to the U.S. Business or (ii) any of the Assets. Except as set forth on Schedule 4.11, there are no actions, suits, claims or legal, administrative or arbitral proceedings or investigations (collectively, "CLAIMS") (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or, to the knowledge of the Seller, threatened, against or involving (i) the Seller and relating to the U.S. Business or (ii) any of the Assets. All notices required to have been given to any insurance company listed as insuring against any Claim set forth on Schedule 4.11 have been timely and duly given and, except as set forth on Schedule 4.11, no insurance company has asserted in writing or, to the Seller's knowledge, orally, that such Claim is not covered by the applicable policy relating to such Claim.

                           4.12.    MASTER LEASES AND MASTER SUBLEASES.
Schedules 1.1(a)(i) and 1.1(a)(ii) are true, correct and complete lists of (i) all Master Leases and Master Subleases (including, in each case all amendments thereto and modifications thereof, and with Agency Agreements separately designated), and (ii) all Sites, showing the following information: (A) with respect to each Master Lease, (1) for Master Leases other than Agency Agreements, the lessor thereunder and, for Agency Agreements, the name of the other party thereto, (2) the commencement date thereof, (3) the term thereof (including renewal terms), (4) the properties covered thereby, the type of each such property and (to the best of the Seller's knowledge, and except in the case of properties on which no building is erected) the square footage of such property (the Buyer hereby acknowledging, and the Seller hereby representing, that the square footages set forth in said Schedule are based on information provided by the lessors under the Master Leases other than Agency Agreements and by the other party thereto for Agency Agreements and that the Seller has made no independent investigation of the same), (5) for Master Leases other than Agency Agreements, the rent payable thereunder or the formula for the payment of rent thereunder and, for Agency Agreements, the formula for the payment of management fees, agency fees, servicing fees or other charges and sums to the Seller, (6) whether such Master Lease constitutes an exclusive arrangement, together with any performance criteria which may cause any such exclusive arrangement to be terminated or suspended, and (7) whether the Seller is given the right thereunder to perform occupant services and whether such right is exclusive; and
(B) with respect to each Master Sublease, (1) the lessee thereunder, (2) the term thereof (including renewal terms), (3) the Sites covered thereby (4) the type of such Master Sublease (i.e., occupant services for all types of in-building installments VERSUS antenna-only), (5) the rent and fees payable thereunder or the formula for the payment of rent thereunder, and (6) the status of each Facility Site Request thereunder. The information set forth in such

Schedules with respect to each Master Lease and Master Sublease is true, correct and complete (subject to any qualification in the preceding sentence as to matters within the Seller's knowledge); provided, however, that, except with respect to the items described in clauses (A)(1) and (A)(4) of this Section (but only as to the identity of the properties referred to therein) and except for the representation that Schedules 1.1(a)(i) lists all of the Agency Agreements and all amendments thereto and modifications thereof, the Seller makes no representations as to the accuracy of the information set forth in said Schedule as it relates to the Agency Agreements. The Seller has made available to the Buyer true, correct and complete copies of all Master Leases and Master Subleases (including all Facility Site Addenda and all other amendments, modifications and supplements) and all outstanding Facility Site Requests. All of the Master Leases and Master Subleases are in full force and effect. None of the Master Leases or Master Subleases have been amended or modified except as disclosed in Schedules 1.1(a)(i) and 1.1(a)(ii). Except as disclosed in Schedule 4.12(a), (x) the Seller is not obligated to perform any work for the lessee under any Master Sublease in order to prepare its space for use or occupancy or otherwise, (y) no such lessee is entitled to any "free rent" or any allowances for the installation or construction of fixtures or equipment and (z) there are no brokerage or leasing commissions, finder's fees or similar amounts owing, or which may be owed in the future, by the Seller in connection with any Master Lease or Master Sublease or any renewal thereof. The Buyer acknowledges that (I) certain lessors may have the right pursuant to their Master Leases to remove particular Sites therefrom in connection with a sale of the related properties, and agrees that the exercise after the date of this Agreement of any such right by a lessor shall not be deemed to be a breach by the Seller of its representation contained in this Section 4.12 and (II) certain lessors may have the right pursuant to their Master Leases to terminate the exclusivity provisions of such Master Leases in the event the Seller, as tenant thereunder, fails to satisfy certain performance criteria, all as more particularly described on Schedule 1.1(a)(i), and agrees that the exercise after the date of this Agreement of any such right by a lessor shall not be deemed to be a breach by the Seller of its representation contained in this Section 4.12. Except as disclosed in Schedules 1.1(a)(i) and 4.12(a), (1) all rents and other sums and charges payable by the Seller as lessee, manager or otherwise under the Master Leases other than Agency Agreements, to the Seller under the Agency Agreements, and by the lessees under the Master Subleases, are current, and (2) the Seller, as lessee under each Master Lease and lessor under each Master Sublease, is not in default in any material respect thereunder, and, to the best of the Seller's knowledge, no other party thereto is in default thereunder in any material respect. Since the date of this Agreement, the Seller has received no notice from the lessor, owner or similar party under any Master Lease that such lessor or other party has exercised or intends to exercise any right under such Master Lease to terminate such Master Lease or to remove any Sites therefrom. The Seller has not deposited any security under any Master Lease and (except as set forth on Schedule 4.12(a)) no security, advance rental payments or letters of credit have been deposited with the Seller by any lessees under Master Subleases. No memoranda of the Master Leases have been recorded by the Seller in any public records. No leases, subleases, license agreements or similar agreements have been entered into under or pursuant to any Agency Agreement.

                           4.13.    CONSULTING AGREEMENTS; OTHER CONTRACTS.

                                    (a) All of the information set forth in
Schedule 1.1(a)(v) is true and correct in all material respects. True, correct and complete copies of all Consulting Agreements have been made available to the Buyer. Neither the Seller nor, to the best of the Seller's knowledge, any other party to any Consulting Agreement is in default thereunder in any material respect. The Consulting Agreements constitute all consulting, brokerage or similar agreements relating to the U.S. Business (other than the Other Contracts, the Master Leases and the Master Subleases) to which the Seller is a party. Schedule 1.1(a)(v) sets forth (i) the names of all property owners with respect to which the Seller is obligated to compensate the consultant under each Consulting Agreement and (ii) the percentage used to calculate the fees to which the consultant is entitled under each Consulting Agreement. The Seller has the right to terminate each Consulting Agreement with respect to liabilities under facility site master leases entered into after the effective date of such termination upon five (5) days' notice to the other party thereto. The aggregate monthly sums payable by the Seller under all Consulting Agreements for the months of January through September, 2000 are set forth on Schedule 4.13.

                                    (b) All of the information set forth in
Schedule 1.1(a)(vi) is true and correct in all material respects. True, correct and complete copies of all Other Contracts have been made available to the Buyer. Neither the Seller nor, to the best of the Seller's knowledge, any other party to any Other Contract is in default thereunder in any material respect. The Other Contracts constitute all material contracts relating to the U.S. Business (other than the Consulting Agreements, the Marketing Agreement, the Master Leases and the Master Subleases) to which the Seller is a party.

                           4.14.    CONDEMNATION; CASUALTY.  The Seller has not
received notice, and the Seller has no knowledge of, any pending, threatened or contemplated condemnation proceeding affecting the properties at which the FSA Sites are located or of any sale or other disposition of any such property or any part thereof in lieu of condemnation. To the Seller's knowledge, no portion of any FSA Site has suffered any material damage by fire or other casualty which has not heretofore been fully repaired and restored, and no property at which any FSA Site is located has suffered any material damage by fire or other casualty which has resulted in any suspension of operations at any FSA Site which remains outstanding.

                           4.15.    [Intentionally omitted]

                           4.16.    INTELLECTUAL PROPERTY.  The Seller is not
infringing any intellectual property rights of others in the operation of the U.S. Business, as currently conducted, nor to the Seller's knowledge is any other person infringing the intellectual property rights of the Seller in connection with the U.S. Business. The Seller has not received any claim or notice alleging any such infringement during the past 12 months (including any claim that the Seller must license or refrain from using any intellectual property rights of any third party). The Seller makes no representations or warranties with respect to either (i) the condition of any software, data, databases and similar intellectual property purchased by the Buyer hereunder, or (ii) the accuracy of the data contained therein (provided that nothing herein shall derogate from the warranties and representations set forth in this Agreement, including those set forth in Section 4.12).

                           4.17.    TITLE TO THE ASSETS.  The Seller has good
title to, or a valid leasehold interest in, all of the Assets, free and clear of any Liens. Upon completion of the Contemplated Transactions, the Buyer will acquire good title to all of the Assets, free and clear of any Liens except for Liens, if any, imposed by the Buyer. Seller makes no representation with respect to the title of the lessors under the Master Leases to the properties at which the Sites are located, except that, to the Seller's knowledge, there are no Liens affecting such properties which would materially impair the usefulness thereof as locations for the conduct of the U.S. Business. The Buyer acknowledges that the Master Leases generally provide that the Seller's interest in the Sites is subordinate to any mortgages, deeds of trust, deeds to secure debt or other Liens on the properties at which the Sites are located. Notwithstanding anything to the contrary contained herein, the representations and warranties hereinabove set forth in this Section 4.17 shall not apply with respect to the Agency Agreements.

                           4.18.    ALL MATERIAL ASSETS; SUBSIDIARIES.  The
Master Leases and the Master Subleases are the only leases, subleases, management agreements, agency agreements or similar agreements to which the Seller is a party in connection with the operation of the U.S. Business. The U.S. Business (other than activities relating to the Marketing Agreement) is conducted by the Seller directly, and not through any subsidiaries or affiliates.

                           4.19.    EMPLOYEE BENEFIT PLANS AND CONTRACTS.

                                    (i) Except as set forth on Schedule 4.19,
neither the Seller nor any affiliate of the Seller maintains, contributes, or is a party to, any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any other written, unwritten, formal or informal plan, policy, program or agreement involving direct or indirect compensation or benefits other than workers' compensation, unemployment compensation and other government programs, under which the Seller or any affiliate of the Seller has any present or future obligation or liability with respect to or on behalf of any Transferred Employee (as hereinafter defined).

                                    (ii) Each employee benefit plan and
contract, arrangement or policy set forth on Schedule 4.19 has been maintained in substantial compliance with its terms and the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to them. True, correct and complete copies of the following documents, with respect to each of the employee benefit plans listed on
Schedule 4.19, have been delivered or made available to the Buyer by the
Seller: (a) all agreements, plans and related trust documents, and amendments thereto and (b) summary plan descriptions.

                                    (iii) The Seller has or has caused to be
provided, or will have caused to be provided, to employees of the Seller entitled thereto all required notices within the applicable time period pursuant to Section 4980B of the Code with respect to any "qualifying event" (as defined in Section 4980B(f)(3) of the Code) occurring prior to and including the Closing Date.

                           4.20.    ENVIRONMENTAL MATTERS.  To the Seller's
knowledge, there are no environmental or similar reports in the possession of the Seller or any of its agents or affiliates relating to Hazardous Materials at the Sites or the properties at which the Sites are located. As used herein, the term "HAZARDOUS MATERIALS" means (i) toxic wastes, hazardous materials, hazardous substances or other substances which are prohibited or regulated by any federal, state or local law or regulation addressing environmental protection or pollution control matters, (ii) hazardous levels of asbestos,
(iii) poly-chlorinated biphenyls (PCBs) and (iv) oil, petroleum and their by-products. Except with respect to chemical substances which may be used in the normal course of the Seller's operations, and in material compliance with applicable Laws, (A) neither the Seller nor, to the Seller's knowledge, any other person has caused any Hazardous Materials to be utilized or stored in or on the FSA Sites, or to be disposed of therefrom, except in accordance with the provisions of applicable Laws and (B) to the Seller's knowledge, no Hazardous Materials are present at the FSA Sites in quantities or amounts which would be in violation of applicable Laws.

                           4.21.    OFFICE LEASE.  The Seller has made available
to the Buyer a true, correct and complete copy of the Office Lease (including all amendments, modifications and supplements thereto). The Office Lease has not been assigned, and neither the Office Space nor any portion thereof has been sublet. The Office Lease is in full force and effect, and has not been amended or modified except as disclosed in Schedule 4.21. All rents and other sums and charges payable by the Seller as lessee under the Office Lease are current, and neither the Seller, as lessee under the Office Lease, nor the lessor thereunder is in default in any material respect thereunder. The landlord under the Office Lease presently holds the sum of $13,997.00 as security for the performance of the Seller's obligations as tenant thereunder, which sum has not heretofore been applied or reduced.

                           4.22.    OPERATIONS IN THE UNITED STATES.  The Seller
represents that neither the Seller, either of the Designated Individuals, nor any affiliate of the Seller or either Designated Individual (i) presently conducts the U.S. Business in any location (other than the United States of America) within the Restricted Zone (as defined in the Non-Compete Agreements) or (ii) presently conducts the CDS Business.

                           4.23.    HART-SCOTT-RODINO.  The person, as such term
is defined in Section 801.1(a)(1) of the Rules (the "RULES") promulgated under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HART-SCOTT-RODINO ACT"), within which the Seller is included does not have annual net sales or total assets of $10 million or more, as determined in accordance with the Hart-Scott-Rodino Act and the Rules.

                           4.24.    INSURANCE.  The Seller does not maintain
any policies or binders of fire, property damage or similar insurance with respect to the Sites.

                           4.25.    CAPITAL EXPENDITURES.  The Seller has not
commenced any capital expenditures relating to the Sites.

                           4.26.    NO THIRD PARTY RIGHTS.  No party has a right
of first refusal, right of first offer, option to purchase or lease, or similar right or option with respect to any Asset.

                           4.27.    SUBSTANTIALLY ALL OF SELLER'S ASSETS.  Based
upon the Seller's unaudited consolidated financial statements for the first six months of the fiscal year ending December 31, 2000, as set forth in the Seller's Form 10Q- SB as filed with the SEC on August 14, 2000, the revenue generated under assets in the U.S. Business was approximately $499,731. The Seller's aggregate revenues generated by all assets during this same period was approximately $509,431.

                           4.28.    STOCKHOLDER APPROVAL.  As of the date of
this Agreement, the Contemplated Transactions have been approved, which approval shall be effective upon the satisfaction by the Seller of the provisions of Regulation 14C of the Securities Exchange Act of 1934 (the "EXCHANGE ACT"), by the written consent of the requisite number of stockholders as required under the Delaware General Corporation Law and the Certificate of Incorporation and By-laws of the Company (the "STOCKHOLDER APPROVAL"). As of the record date of the Stockholder Approval, there are 6,467,808 shares of the Seller's voting stock outstanding.

                  5.       REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE
                           PARENT.

                           5.1.     THE BUYER.  The Buyer represents and
warrants to the Seller as follows:

                                    (a) DUE ORGANIZATION AND AUTHORITY. The
Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and lawful authority to enter into this Agreement and consummate the Contemplated Transactions. The Buyer is a wholly-owned indirect subsidiary of SpectraSite Holdings, Inc., a Delaware corporation (the "PARENT").

                                    (b) AUTHORITY TO EXECUTE AND PERFORM
AGREEMENTS. The Buyer has the requisite corporate power and authority to enter into, execute and deliver this Agreement and each and every other agreement and instrument contemplated hereby to which the Buyer is or will be a party, and to perform fully the Buyer's obligations hereunder and thereunder. This Agreement has been duly executed and delivered by the Buyer, and each and every other agreement and instrument contemplated by this Agreement to which the Buyer is a party will be duly executed and delivered by the Buyer and (assuming due execution and delivery hereof and thereof by the other parties hereto and thereto) this Agreement and each such other agreement and instrument will be valid and binding obligations of the Buyer enforceable against the Buyer in accordance with their respective terms, except as such enforceability may be subject to (i) any bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                                    (c) NO BREACH. None of the execution and
delivery by the Buyer of this Agreement or any other agreement or instrument contemplated hereby, the consummation of the transactions contemplated hereby or thereby or the performance by the Buyer of this Agreement or any other agreement or instrument contemplated hereby in accordance with their respective terms and conditions: (a) violates any provision of the Certificate of Incorporation or By-laws (or comparable instruments) of the Buyer; (b) requires the Buyer to obtain any consent, approval or action of, or make any filing with or give any notice to, any Governmental Body or any other person; (c) violates, conflicts with or results in the breach of any of the terms of, results in a material modification of the effect of, otherwise causes the termination of or gives any other contracting party the right to terminate, or constitutes (or with notice or lapse of time or both constitutes) a default (by way of substitution, novation or otherwise) under, any contracts to which the Buyer is a party or by or to which the Buyer or any of its properties may be bound or subject; (d) violations any Order of any Governmental Body against, or binding upon, the Buyer; or (e) violates any Law of any Governmental Body to which the Buyer is subject.

                           5.2.     THE PARENT.  The Parent represents and
warrants to the Seller that the Parent has capitalized or will sufficiently capitalize the Buyer such that the Buyer shall have the cash resources to fund the payment of the Purchase Price.

                  6. COVENANTS AND AGREEMENTS. Each party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing set forth in Section 7 (in the case of the Seller) and Section 8 (in the case of the Buyer), and, in addition, the parties covenant and agree as follows:

                           6.1.     CONDUCT OF BUSINESS.  From the date hereof
through the Closing Date, but subject to the further provisions of this Section 6, the Seller agrees that it shall maintain adequate resources and personnel, and generally conduct the U.S. Business, in such a manner that it will be able to perform its obligations under the Master Leases and the Master Subleases in accordance with past practices. In no event shall the Seller modify, amend or terminate any Master Lease or Master Sublease (including for the purpose of entering into a new Facility Site Addendum, other than pursuant to Facility Site Requests currently in progress and other than Facility Site Addenda under Master Subleases in effect as of the date of this Agreement or approved by the Buyer as provided herein) without the prior written consent of the Buyer, which consent shall, in the case of amendments and modifications, not be unreasonably withheld or delayed (and which consent, in the case of a new Facility Site Addendum, shall be deemed given if not withheld within five (5) business days after receipt by the Buyer of a copy of the same and any additional information reasonably necessary to evaluate the same). In no event shall the Seller enter into any new Master Lease or Master Sublease without the prior written consent of the Buyer, which consent shall not be unreasonably withheld or delayed (and, in the case of any such Master Sublease, shall be deemed given if not withheld within five (5) business days after receipt of a copy of the same and any additional information reasonably necessary to evaluate the same) provided that, in the case of any Master Lease, such Master Lease satisfies the following requirements: (i) the properties which are the subject of such Master Lease are all either regional multi-tenanted enclosed malls, regional multi-tenanted flex-office properties, or regional multi-tenanted office properties; (ii) each such property has not less than six (6) tenants each of which is in possession of its space under a lease which is unconditionally effective; (iii) the Master Lease is in form substantially similar to the Seller's standard form of Master Lease heretofore delivered to the Buyer, (iv) the Master Lease creates an exclusive relationship with the landlord of the properties subject thereto for the master leasing of such landlord's properties;
(v) the initial term of the Master Lease is not less than five (5) years; and
(vi) the rent retained by the tenant under such Master Lease is not less than 25% of the aggregate rents received from subtenants of the properties subject thereto. Any request for consent made by the Seller pursuant to this Section 6.1 shall be delivered in the manner provided in Section 13.2 addressed to Apex Site Management, Inc., 555 North Lane, Suite 6138, Conshohocken, Pennsylvania 19428,
Attention: Mr. Marc C. Ganzi, President, Telephone: (610) 260-3106, Facsimile:
(610) 260-3132, with a copy to Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019-6064, Attention: Mitchell L. Berg, Esq. and Bruce A. Gutenplan, Esq., Telephone: (212) 373-3000, Facsimile:
(212) 757-3990. The Seller shall give the Buyer prompt notice of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of any representation or warranty, whether made as of the date hereof or as of the Closing Date, or that would constitute a violation or breach of any covenant of the Seller contained in this Agreement. From the date of this Agreement through and including the Closing Date, the Seller shall cooperate with the Buyer in order to insure the uninterrupted operation of the U.S. Business during the transfer of the U.S. Business and the Assets by the Seller to the Buyer. The Seller shall make appropriate employees reasonably available to the Buyer for purposes of implementing and carrying out the provisions of this Agreement on the Seller's behalf.

                           6.2.     CORPORATE EXAMINATIONS AND INVESTIGATIONS.
Prior to the Closing Date, the Seller agrees that the Buyer shall be entitled, through its employees and representatives, to make such investigation of the properties, businesses and operations of the Seller, and such examination of the books, records and financial condition of the Seller (including, without limitation, the Master Leases and the Master Subleases), to the extent relating to the Assets, as it wishes. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances, and the Seller shall cooperate fully therein. No investigation by the Buyer shall diminish or obviate any of the representations, warranties, covenants or agreements of the Seller contained in this Agreement.

                           6.3.     PUBLICITY.  The parties agree that, except
to the extent required by Law or the rules or regulations of any applicable stock exchange or securities market, no publicity release or announcement concerning this Agreement or the

Contemplated Transactions shall be made without prior written approval thereof by the Seller and the Buyer, which approval shall not be unreasonably withheld or delayed. If a party is required by Law or the rules or regulations of any applicable stock exchange or securities market to issue a release or make an announcement concerning this Agreement or the Contemplated Transactions, such party shall notify the other before doing so. A form of press release which may be used by either party with respect to the execution and delivery of this Agreement is attached as EXHIBIT N. Prior to the Closing, the Buyer and the Seller shall agree as to a form of press release which may be used by either party with respect to the successful Closing of the Contemplated Transactions.

                           6.4.     INDEMNIFICATION OF BROKERAGE.

                                    (a) The Seller represents and warrants to
the Buyer that except as set forth on Schedule 6.4 no Broker has acted on behalf of the Seller in connection with this Agreement or the Contemplated Transactions, and that, except as set forth in such Schedule, there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with the Seller, or any action taken by the Seller. The Seller agrees to indemnify and hold harmless the Buyer from any claim or demand for commission or other compensation by any Broker claiming to have been employed by or on behalf of the Seller, and to bear the cost of legal fees and expenses reasonably incurred in defending against any such claim.

                                    (b) The Buyer represents and warrants to the
Seller that no Broker has acted on behalf of the Buyer in connection with this Agreement or the Contemplated Transactions, and that there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with the Buyer, or any action taken by the Buyer. The Buyer agrees to indemnify and hold harmless the Seller from any claim or demand for commission or other compensation by any Broker claiming to have been employed by or on behalf of the Buyer, and to bear the cost of legal fees and expenses reasonably incurred in defending against any such claim.

                           6.5.     REQUIRED CONSENTS.  The Seller shall, prior
to the Closing, use reasonable efforts, at its expense, to obtain all Required Consents.

                           6.6.     ARREARAGES.

                                    (a) At the Closing, the Seller shall deliver
to the Buyer a list of all lessees under the Master Subleases which are delinquent in payment of Rents (as defined in Section 9.1(a)) as at the Adjustment Point, which list shall set forth the amount of each such delinquency, the period to which each such delinquency relates and the nature of the amount due. The first amounts collected by the Buyer from each delinquent lessee, net of costs of collection, if any, shall be deemed to be in payment of Rents (or the specific components of Rents) for the month in which the Closing occurs, next in payment of Rents (or the specific components of Rents) then due on account of any month after the month in which the Closing occurs and finally in payment of delinquent Rents (or the specific components of Rents) which are in arrears as of the first day of the month in which the Closing occurs, as set forth on such list. Any amounts collected by the Buyer from each delinquent lessee which, in accordance with the preceding sentence, are allocable to the month in which the Closing occurs (as adjusted as of the Adjustment Point) or any prior month, net of costs of collection properly allocable thereto, if any, shall be paid promptly by the Buyer to the Seller. The Buyer shall exert reasonable efforts during the period ending on December 31, 2000 to bill and collect any Rent delinquencies due the Seller and the amount thereof, as, when and to the extent collected by the Buyer, shall be remitted by the Buyer to the Seller, net of costs of collection properly allocable thereto, if any, promptly after the collection thereof by the Buyer. In no event shall the Buyer be obligated to institute any actions or proceedings to collect any such delinquencies.

                                    (b) In no event may the Seller institute any
actions or proceedings in its own name or otherwise against any lessee after the Closing for claims arising out of the U.S. Business.

                           6.7.     EMPLOYEES AND BENEFIT PLANS.  The Buyer
shall have the right, at the Buyer's sole option, to offer employment as of the Closing (or prior to the Closing, with respect to employees terminated by the Seller as permitted hereunder) to those current full time employees of the Seller listed on Schedule 6.7 (such employees that accept such offer of employment shall hereinafter be referred to as "TRANSFERRED EMPLOYEES"); PROVIDED, HOWEVER, that nothing shall be construed to limit or restrict the ability of the Buyer to terminate the employment of the Transferred Employees following the Closing or to maintain the terms of such employment, including any particular level of benefits. The Seller shall have the option, commencing on or after October 1, 2000 and consistent with the provisions of Section 6.1, to terminate the employment of members of the Seller's staff, provided, however,
(A) the Seller shall not terminate any marketing employee (i) unless it has given the Buyer five (5) business days' prior written notice and (ii) if the Buyer agrees during such 5-business day period to reimburse the Seller for, or to advance to the Seller, the salary of such employee from the expiration of such 5-business day period through the Closing Date (such reimbursement or advance to be made within 5 business days after notice by Seller that a regular payments of salary has or will, within the next 5 business days, become due) and
(B) the Seller shall not terminate any other employee unless it has given the Buyer five (5) business days' prior written notice. The Buyer shall permit any Transferred Employee to participate in the Buyer's medical insurance benefits plan without a waiting period. The Seller shall be responsible for all employment-related liabilities incurred or accrued prior to, or as a result of the Closing, and for any employment-related liabilities arising at the time of or after the Closing, including any liabilities incurred under the Worker Adjustment and Retraining Notification Act of 1988 ("WARN"), or similar state laws, or otherwise, other than any liabilities with respect to the Transferred Employees which accrue and are the results of events occurring after the Closing.

                           6.8.     INFORMATION STATEMENT.  (a)  As promptly as
practicable after the execution of this Agreement (but in no event later than 10 days following the date of this Agreement), (i) the Seller shall prepare and file with the Securities and

Exchange Commission ("SEC") an information statement relating to the Stockholder Approval (together with any amendments thereof or supplements thereto, the "INFORMATION STATEMENT"). The Seller shall cause the Information Statement to comply as to form in all material respects with the applicable provisions of the Securities Act of 1933, the Securities Exchange Act of 1934, as amended ("EXCHANGE ACT") and the rules and regulations hereunder.

                                    (b)     The Seller shall (i) if no
comments have been received by the SEC on the Information Statement during the time period prescribed under Regulation 14C, on the fifteenth day following the date of the Company's filing of the Information Statement with the SEC or (ii) if the SEC has commented on the Information Statement, on the third business day after the SEC has approved the Information Statement, deliver the Information Statement to its stockholders in accordance with the applicable provisions of the Regulation 14C of the Exchange Act.

                           6.9.     ESTOPPEL CERTIFICATES.  The Seller shall use
commercially reasonable efforts to obtain prior to Closing Estoppel Certificates (as hereinafter defined) from the lessors under the Master Leases set forth on
Schedule 7.4(a)(iv).

                           6.10.    INSURANCE.  Between the date of this
Agreement and the Closing Date, the Seller will maintain in full force and effect all policies of insurance presently maintained by the Seller with respect to the Office Space and the fixtures and furniture located therein.

                           6.11.    SCHEDULES.  Between the date of this
Agreement and the Closing Date, the Seller shall notify the Buyer of any information which becomes known to the Seller which is required to be reflected in any Schedule in order for the same to continue to be true, correct and complete.

                           6.12.    NET WORTH OF BUYER.  As of the Closing Date,
the Buyer shall have a net worth of not less than $7,000,000.

                           6.13.    NO SOLICITATION.  The Seller agrees that,
from the date hereof until February 15, 2001 or such earlier date, if any, as this Agreement is terminated (other than the termination of this Agreement by reason of the Seller's default or breach of any warranty, representation or covenant contained in this Agreement) in accordance with Section 12 hereof prior to February 15, 2001, neither it, nor any of its representatives, officers, directors, agents, stockholders, affiliates or advisors, shall initiate, solicit, entertain, negotiate, accept or discuss, directly or indirectly, any proposal or offer to acquire, directly or indirectly, all or any significant part of the business and properties of the Seller, which includes the U.S. Business, whether by merger, purchase of stock, purchase of assets, tender offer or otherwise (an "ACQUISITION PROPOSAL"), or provide any information to any third party in connection with an Acquisition Proposal or enter into any agreement, arrangement or understanding requiring it to delay, abandon, terminate or fail to consummate the Contemplated Transactions. Notwithstanding the foregoing, if Seller (or its advisors) receives an unsolicited Acquisition Proposal, Seller hereby agrees to (i) promptly inform Buyer in writing of such proposal, stating the identity of the person making such proposal and the terms and conditions of such proposal, and (ii) if such proposal is made in writing, promptly provide to Buyer a copy of such writing.

                           6.14.    TERMINATION OF CONSULTING AGREEMENTS. Within
ten (10) business days after the date of this Agreement, the Seller shall give notice to each other party to the Consulting Agreements exercising the Seller's right to terminate such Consulting Agreements as provided therein (and shall simultaneously deliver copies of such notices to the Buyer). The Seller shall, after the Closing, cooperate with the Buyer in all reasonable respects at the Buyer's request in order to obtain releases of the Assumed Consultant Liabilities. Prior to the Closing the Buyer shall not contact any other party to a Consulting Agreement without the prior written consent of the Seller which may be withheld in the Seller's sole discretion. The provisions of this Section 6.14 shall survive the Closing.

                           6.15.    MARKETING AGREEMENT.  The parties
acknowledge that the Seller's wholly-owned subsidiary, RealTel Consulting, Inc., a Delaware corporation ("REALTEL CONSULTING") is currently negotiating to become a consultant and marketing agent to a third party pursuant to a Consulting and Marketing Agreement substantially in the form of Exhibit O (the "MARKETING AGREEMENT"). If RealTel Consulting (which firm, for that purpose, shall include the Seller and any other subsidiary of the Seller which enters into the Marketing Agreement) enters into the Marketing Agreement, the Seller shall promptly deliver a true, correct and complete photocopy thereof to the Buyer. In no event shall the Marketing Agreement cover more than a single building. The Seller shall thereafter cause RealTel Consulting not to not amend in any material respect, modify in any material respect or terminate the Marketing Agreement, in each case without the Buyer's prior written consent (which consent shall not be unreasonably withheld or delayed), or assign its interest in the Marketing Agreement unless the assignee shall assume and agree to perform for the benefit of the Buyer the covenants of the Seller contained in this Section
6.15. The Seller shall cause RealTel Consulting to perform and carry out its obligations and agreements under the Marketing Agreement as contemplated therein, and shall use good faith efforts, in accordance with customary commercial practice, to collect the consulting fees and other charges and sums payable to RealTel Consulting thereunder (collectively, the "GROSS MARKETING FEES"). As and when any installments of the Gross Marketing Fees are received by the Seller, the Seller shall within 10 business days thereafter deliver to the Buyer (i) a statement setting forth the amount of Gross Marketing Fees received,
(ii) a schedule of the items and amounts of out-of-pocket expenses incurred by the Seller in connection with the performance of its obligations under the Marketing Agreement (which expenses shall be reasonable in amount), and (iii) payment in an amount (the "NET MARKETING FEES") equal to one half (1/2) of the amount by which such Gross Marketing Fees received exceed such expenses. Upon the Buyer's request, the Seller shall promptly (i) deliver to the Buyer receipts, invoices or other evidence reasonably satisfactory to the Buyer documenting such expenses and (ii) advise the Buyer as to the status of RealTel Consulting's activities under the Marketing Agreement. The Buyer shall have the right, at any reasonable time and from time to time during normal business hours and upon 5 business days' prior, written notice to the Seller, to audit the Seller's books and records relating to the

Marketing Agreement (which books and records shall be maintained at the Seller's office in the United States) and if, as a result thereof, it is determined (or if it is otherwise determined) that sums are payable to either party either due to a misstatement of Gross Marketing Fees or expenses, then the applicable party shall, within five (5) business days after demand, pay to the other party the amount determined by such audit to be due. The Buyer shall pay the costs and expenses incurred by it or on its behalf in connection with such audit. The provisions of this Section 6.15 shall survive the Closing.

                           6.16.    CONTACT WITH LESSORS.  Between the date of
this Agreement and the Closing Date, the Buyer shall not, without the prior written consent of the Seller, contact any lessors under Master Leases. In the event any lessor under a Master Lease contacts or attempts to contact the Buyer, the Buyer shall advise such lessor that any communications with respect to the Contemplated Transactions should be directed to the Seller. Notwithstanding anything to the contrary contained in this Agreement, the Buyer shall not be permitted to contact the lessor under the Required Consent Leases in connection with obtaining the Required Consent with respect thereto unless any such contact is effected through meetings or discussions at which the Seller is present. The parties shall act in good faith in agreeing on the time and place of any such meeting or discussion.

                           6.17.    OFFICE SPACE.  Not later than five (5)
business days after the Closing Date, the Seller shall cause the Office Space to be broom clean and vacant, and all Excluded Assets to be removed therefrom. If the Seller fails by the expiration of the fifth (5th) business day following the Closing Date to cause the Office Space to be broom clean and vacant and all Excluded Assets to be removed therefrom, (i) the Seller shall pay to the Buyer an amount per diem for each calendar day until the Seller shall comply with the provisions of this Section 6.17 equal to twice the per diem rent payable by the tenant pursuant to the Office Lease and (ii) the Buyer may, at its option, at any time thereafter, at the Seller's expense, dispose of or remove any Excluded Assets from the Office Space and/or store the same. The provisions of this
Section 6.17 shall survive the Closing.

                           6.18.    COOPERATION.  Between the date of this
Agreement and the Closing Date, the Buyer and the Seller shall each, upon the other's reasonable request and without further consideration, take such actions as are reasonably necessary to effect an orderly transition from the Seller to the Buyer in the administration of the Master Leases and the Master Subleases. Without limiting the foregoing, the Buyer agrees to attend meetings and participate in discussions with lessors under Master Leases at the Seller's reasonable request.

                  7. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE BUYER. The obligation of the Buyer to enter into and complete the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Buyer:

                           7.1.     REPRESENTATIONS AND COVENANTS.  Each
representation and warranty of the Seller contained in this Agreement shall be true in all material respects on and as of the Closing Date (without regard to modifications of the nature referred to in Section 6.11, except for modifications which reflect actions by the Seller permitted under this Agreement or which reflect other events which are expressly stated in this Agreement not to constitute breaches of representations and warranties hereunder) with the same force and effect as though made on and as of the Closing Date (provided that in the case of a representation set forth in Section 4.6, 4.7, 4.8, 4.9, 4.11, 4.13, 4.14 or 4.15, such representation shall be deemed true in all material respects unless there is a breach of such representation and the event, condition or state of facts which is the subject of the breach has a Business Material Adverse Effect; provided further, that in the case of a representation set forth in Section 4.12, such representation shall be deemed true in all material respects unless
(A) there is a material breach of such representation and such breach relates to any one or more of the Master Leases with the 12 lessors listed on Schedule 7.1 (with separate Master Leases with lessors which are affiliated with each other being treated as a single Master Lease for this purpose) or (B) such breach relates to the failure of the Seller to make available to the Buyer true, correct and complete copies of a Master Lease or any amendment or modification thereto and such failure results in the non-disclosure of a material liability which would not reasonably be expected to be created under such Master Lease. The Seller shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Seller on or prior to the Closing Date (provided, however, that if, due solely to the Buyer's failure to consent within the time period provided in
Section 6.1 to a Master Sublease or a Facility Site Addendum required to be entered into under a Master Lease (or otherwise required to be entered into by the lessor), the Seller shall be in default under such Master Lease, the Buyer shall not, by reason of such default, be permitted to refuse to close the Contemplated Transactions). The Seller shall have delivered to the Buyer a certificate, dated the date of the Closing and signed by an officer of the Seller, certifying that the conditions set forth in this Section 7.1 have been satisfied.

                           7.2.     CONSENTS AND APPROVALS.  The Stockholder
Approval shall have become effective in accordance with the provisions of Regulation 14C and the Seller shall have obtained all Required Consents in a form reasonably satisfactory to the Buyer, and the Buyer shall have been furnished with evidence reasonably satisfactory to it of such effectiveness and the obtaining of such Required Consents; provided, however, that in the case of the Required Consents of any party to an Other Contract or an Agency Agreement or the lessor under the Office Lease, the Buyer shall be required to close without abatement of the Purchase Price notwithstanding that such Required Consent shall not have been obtained (provided that if the Required Consent of the lessor under the Office Lease is not obtained, the Buyer shall not be obligated to assume the Office Lease); provided further, however, that, in the case of the Required Consents of any lessor under a Master Lease (a "WITHHELD CONSENT LEASE"), the failure to obtain such Required Consent shall not be treated as a failure of the condition set forth in this Section 7.2, the Closing shall occur as to the other Master Leases and there shall be an equitable reduction of the Purchase Price (the amount of such reduction, the "REDUCTION AMOUNT") to account for the exclusion of such Withheld Consent Lease; and provided further that, if such Required Consent (including without limitation the consent under the Required Consent Leases) is obtained at any time thereafter and prior to January 15, 2001, the

Seller shall promptly deliver a copy of the same to the Buyer and the Closing shall occur with respect to such Withheld Consent Lease (including, if applicable, the Required Consent Leases) at the time and place set forth in
Section 3 (or such other time and place as the Buyer and the Seller shall agree upon) on a date agreed to by the Buyer and the Seller (but in no event later than the fifth (5th) business day after the giving of the Seller's notice). At such Closing, the parties shall deliver to each other, with respect to the Withheld Consent Lease, all of the items required under this Agreement to be delivered at the closing of the Contemplated Transactions and the Buyer shall pay to the Seller the Reduction Amount (with appropriate adjustments in accordance with Section 9.1). In the case of a Withheld Consent Lease, if the parties are unable to agree on the Reduction Amount prior to the Closing as to the other Master Leases, such determination shall, at the option of either party, be submitted to arbitration in accordance with the Expedited Procedures provisions of the Commercial Arbitration Rules of the American Arbitration Association; provided that (x) notwithstanding anything to the contrary contained in this Section 7.2 if the Withheld Consent Lease consists of the Master Leases designated as the "Required Consent Leases" on Schedule 7.2 (the "REQUIRED CONSENT LEASES"), the parties agree that the Reduction Amount shall be the amount listed opposite such lessor's name on Schedule 7.2 and (y) if the Withheld Consent Lease consists of any other Master Lease or Master Leases, then, pending the resolution of such arbitration, the Reduction Amount shall be deemed to be an amount determined in a manner consistent with the provisions of
Section 2.5 relating to Additional Master Lease Consideration, such amount to be paid at the Closing as to the Withheld Consent Lease and, within 5 business days after the delivery of the arbitrators' notice of the final Reduction Amount, an appropriate payment shall be made by the Buyer to the Seller or by the Seller to the Buyer, as the case may be. The Seller shall be deemed to have satisfied the requirement with respect to the Required Consent Leases if the Seller shall deliver to the Buyer, in form reasonably satisfactory to the Buyer, fully-executed amendments to each of the Required Consent Leases deleting or waiving the effectiveness of any provisions of such Required Consent Leases that would require the lessor's consent to an assignment of the Required Consent Leases by the Seller to the Buyer. At the option of the Buyer exercised on or before February 15, 2001 by notice to the Seller, if the Required Consent with respect to the Required Consent Leases is not obtained, the Buyer may require that Glazov enter into an agreement with the Buyer pursuant to which Glazov will be engaged by the Buyer as an executive officer, in such capacity, having such duties, for such compensation and upon such other terms and conditions as the Buyer shall reasonably require (and Glazov, by his execution of this Agreement, agrees so to be engaged), the parties hereby agreeing that if Glazov is engaged then for purposes of this Section 7.2 the Required Consent under the Required Consent Leases shall be deemed to have been obtained and the Closing shall occur with respect to the Required Consent Leases and the Reduction Amount with respect thereto shall be paid at such Closing, as herein provided. In the event the Required Consent with respect to the Required Consent Leases is not obtained prior to February 15, 2001 and Glazov is not engaged as an executive officer of the Buyer as aforesaid, the Required Consent Leases shall not be assigned to the Buyer. If the Closing shall occur as to the other Assets and not as to the Required Consent Leases then the Non-Compete Agreements shall be modified at such Closing to permit the Seller to continue to operate the business presently operated by it with respect to the Required Consent Leases until such time, if any, as the Required Consent Leases are assigned to the Buyer pursuant to this Section 7.2. The provisions of this Section 7.2 shall survive the Closing.

                           7.3.     OPINION OF COUNSEL TO THE SELLER.  The Buyer
shall have received the opinion of Sachnoff & Weaver, Ltd., counsel to the Seller, addressed to the Buyer, substantially in the form of Exhibit E-1.

                           7.4.     ADDITIONAL CLOSING DOCUMENTS AND DELIVERIES
OF THE SELLER.

                                    (a) The Seller shall have executed,
acknowledged (where appropriate) and delivered to the Buyer the following documents, each dated as of the Closing Date (other than Estoppel Certificates, which shall be dated not more than thirty (30) days prior to the Closing Date) (and the Seller hereby agrees (other than in the case of the Estoppel Certificates, which the Seller shall use commercially reasonable efforts to obtain as provided in Section 6.9) to deliver the same at the Closing provided that the conditions set forth in Section 8 have been satisfied or waived by the Seller):

                                            (i) a bill of sale and assignment
     and assumption (the "BILL OF SALE") in the form of Exhibit G;

                                            (ii) an assignment and assumption in
     the form of Exhibit H (a "MASTER LEASE ASSIGNMENT AND ASSUMPTION AGREEMENT") for each Master Lease;

                                            (iii) the Office Lease Assignment;

                                            (iv) estoppel certificates
     substantially in the form of Exhibit F (the "ESTOPPEL CERTIFICATES") from the lessors under the Master Leases set forth on Schedule 7.4(a)(iv);

                                            (v) notices to landlords under each
     Master Lease in the form of Exhibit K-1, advising such landlords of the Closing, and directing that bills and notices thereafter be sent to or as directed by the Buyer;

                                            (vi) notices to tenants and
     subtenants under each Master Sublease in the form of Exhibit K-2 advising such tenants and subtenants of the Closing, and directing that rents and other charges thereafter be paid to or as directed by the Buyer;

                                            (vii) an assignment of the security
     deposit accounts held by the Seller under the Master Subleases, as set forth on Schedule 4.12(a); and

                                            (viii) such further instruments of
     sale, transfer, conveyance, assignment or delivery covering the Assets or any part thereof as the Buyer may reasonably require to assure the full and effective sale, transfer, conveyance, assignment or delivery to it of the Assets.

                                    (b) The Seller and the Designated
Individuals shall each have executed, acknowledged (where appropriate) and delivered to the Buyer the Non-Compete Agreements, dated as of the Closing Date (and the Seller and the Designated Individuals hereby agree to deliver the same at the Closing provided that the conditions set forth in Section 8 have been satisfied or waived by the Seller).

                                    (c) The Seller shall have delivered to the
Buyer the following documents (and the Seller hereby agrees to deliver the same at the Closing provided that the conditions set forth in Section 8 have been satisfied or waived by the Seller):

                                            (i) originals of the Master Leases;

                                            (ii) originals of the Master
     Subleases;

                                            (iii) originals of the Consulting
     Agreements and the Other Contracts; and

                                            (iv) originals or photocopies of all
     other files, books and records in the possession of the Seller or any of its affiliates or agents relating to the operation of the U.S. Business and the operation of the Sites.

                           7.5.     TAX RETURNS.  The Buyer shall have received
any and all real property transfer tax returns and other similar filings required by law in connection with the transactions contemplated hereby, any part thereof or interest therein, all duly and properly executed and acknowledged by the Seller (and the Seller agrees to execute, acknowledge and deliver the same at or prior to the Closing), and the Seller and the Buyer shall each pay one half (1/2) of any transfer or similar taxes due in connection with the Contemplated Transactions. The Seller shall also have executed, acknowledged and delivered such affidavits in connection with such filings as shall have been required by law or reasonably requested by the Buyer.

                           7.6.     FIRPTA AFFIDAVIT.  The Buyer shall have
received an affidavit of an officer of the Seller sworn to under penalty of perjury, setting forth the Seller's address and Federal tax identification number and stating that the Seller is not a "foreign person" within the meaning of Section 1445 of the Code (and the Seller agrees to execute, acknowledge and deliver the same at or prior to the Closing).

                           7.7.     CONSULTING AGREEMENTS.  The Seller shall
have delivered to the Buyer a certificate stating the aggregate monthly sum payable by the Seller under all Consulting Agreements as of the Closing Date.

                           7.8.     OFFICE SPACE.  The Seller shall deliver
possession of the Office Space to the Buyer, subject, however, to the provisions of Section 6.17.

                  8. CONDITIONS PRECEDENT TO THE OBLIGATION OF THE SELLER. The obligation of the Seller to enter into and complete the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Seller:

                           8.1.     REPRESENTATIONS AND COVENANTS.  The
representations and warranties of the Buyer contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Buyer shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Buyer on or prior to the Closing Date. The Buyer shall have delivered to the Seller a certificate, dated the date of the Closing and signed by an officer of the Buyer, to the foregoing effect.

                           8.2.     CONSENTS AND APPROVALS.  The Stockholders
Approval shall have become effective in accordance with the provisions of Regulation 14C and the Required Consents shall have been obtained and be in full force and effect (subject, however, to the provisions of Section 7.2 and provided that, in the case of a Required Consent of the lessor under a Master Lease, the Buyer may require that the Seller proceed to Closing notwithstanding the failure to obtain such Required Consent provided that the Buyer delivers to the Seller at the Closing an indemnification in form reasonably satisfactory to the Seller against any losses, costs, expenses and damages suffered by the Seller as a result of the failure to obtain such Required Consent).

                           8.3.     OPINION OF COUNSEL TO BUYER.  The Seller
shall have received the opinion of Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Buyer, addressed to the Seller, in the form of Exhibit E-2.

                           8.4.     ADDITIONAL CLOSING DOCUMENTS OF THE BUYER.
The Buyer shall have executed, acknowledged (where appropriate) and delivered to the Seller the following documents, each dated the Closing Date (and the Buyer hereby agrees to deliver the same at the Closing, provided that the conditions set forth in Section 7 have been satisfied or waived by the Buyer):

                                    (a) the Bill of Sale;

                                    (b) the Office Lease Assignment;

                                    (c) a Master Lease Assignment and Assumption
Agreement for each Master Lease; and

                                    (d) a letter directing the Escrow Agent to
pay the Initial Deposit to the Seller.

                  9.       CERTAIN OTHER COVENANTS AND AGREEMENTS.

                           9.1.     PRORATIONS.  Each of the following shall be
apportioned between the Seller and the Buyer as of 11:59 P.M. Eastern Time on the day preceding the Closing Date (the "ADJUSTMENT POINT"):

                                    (a) Rents as and when collected under the
Master Subleases. The word "RENTS" as used in this Section shall be deemed to include fixed monthly rents (including, without limitation, any advance rental payments or prepaid rents) as well as any additional rents (including, without limitation, electric and other utility charges and percentage rents) payable by the lessees under the Master Subleases (but excluding percentage rents referred to in Section 9.2), and the term "COSTS OF COLLECTION" shall mean and include reasonable attorneys' fees and other costs incurred by the Buyer or the Seller in collecting any Rents. Any Rents collected by the Buyer subsequent to the Closing (whether due and payable prior to or subsequent to the Adjustment Point) shall be adjusted as of the Adjustment Point, and any portion thereof properly allocable to periods prior to the Adjustment Point, net of costs of the collection properly allocable thereto, if any, shall be paid by the Buyer to the Seller promptly after the collection thereof by the Buyer, but subject to the provisions of Section 6.6 in the case of Rents due prior to the Adjustment Point. If any refund is to be made of percentage rents or other additional rents on account of periods prior to the Closing, then within five (5) business days after demand by the Buyer, the Seller shall pay to the Buyer the amount of any such refund to be made allocable to periods prior to the Adjustment Point.

                                    (b) Rents payable by the Seller as tenant
under the Master Leases (but excluding percentage rents referred to in Section 9.2).

                                    (c) Rents payable by the Seller as tenant
under the Office Lease.

                                    (d) Utilities, except those charges that
lessees under the Master Subleases are obligated to pay directly to the providers of such utilities. The Seller shall endeavor to have meters for such utilities read the day preceding the Closing and agrees to cause the bills rendered to it on the basis of such readings to be paid. If the Seller does not obtain such a meter reading for any such utility, the adjustment therefor shall be made on the basis of the most recently issued bill therefor. Notwithstanding the foregoing, electricity or other utilities furnished to any lessees under the Master Subleases directly by the public utilities in question and paid for by said lessees shall not be apportioned.

                                    (e) Deposits, if any, made with utility
companies which will inure to the Buyer's benefit after the Closing.

                                    (f) Amounts payable under the Consulting
Agreements for the period in which the Closing Date occurs.

                           9.2.     PERCENTAGE RENTS.  On or prior to July 1,
2001, (i) the Seller and the Buyer shall adjust as of 11:59 P.M. Eastern Time of the day preceding the Closing Date, based upon the number of days preceding or following the Closing Date in the period with respect to which such items relate, all items of percentage rent and other charges or fees payable in arrears which have actually been collected or paid and the amounts of which cannot be determined as of the Closing Date, and (ii) an appropriate payment based on such adjustment shall be made by the Buyer to the Seller or the Seller to the Buyer, as appropriate.

                           9.3.     OFFICE LEASE.  The Seller shall receive at
the Closing a credit in the aggregate amount of the security deposit then held by the landlord under the Office Lease. The Buyer shall receive at the Closing a credit in the amount of rent payable under the Office Lease for the period from the Closing Date through and including the earlier of (i) five (5) business days thereafter and (ii) the date the Excluded Asset are removed from the Office Space.

                           9.4.     FURTHER ASSURANCES.  At any time and from
time to time after the Closing, at the Buyer's request and without further consideration, the Seller shall execute and deliver such further documents, and perform such further acts, as may reasonably be necessary in order to effectively transfer and convey the Assets to the Buyer, on the terms herein contained, and to otherwise comply with the terms of this Agreement and consummate the Contemplated Transactions. At any time and from time to time during the 84 month period following the Closing, at the Seller's request, the Buyer shall make available to the Seller at the Buyer's offices, through its employees and representatives, reasonable access to any records or other information related to the U.S. Business or the Assets which may be in the possession of Buyer for use by the Seller in connection with the activities or status of the U.S. Business or the Assets prior to Closing, including, without limitation, Claims, accounting and reporting obligations of Seller; provided, however, that at any time and from time to time after the 24th month following the Closing Date, the Buyer may notify the Seller that the Buyer intends to dispose of all or any part of such records or information and if the Seller fails, within ten (10) business days following such notice, to notify the Buyer that the Seller desires to keep such records and information (or, having so elected, the Seller fails within ten (10) business days thereafter to remove such records and information from the Buyer's offices), then the Buyer may dispose of or destroy such records and information.

                           9.5.     POST-CLOSING AUDITS.  If, after the Closing
Date, an audit by a landlord under a Master Lease occurs and, as a result thereof, it is determined (or if it is otherwise determined pursuant to the terms of a Master Lease) that sums are payable to the landlord for periods prior to the Closing Date, then the Seller shall, within five (5) business days after demand, pay to the Buyer the Seller's proportionate share of such sums (as determined in accordance with the provisions of Section 9.1). If, after the Closing Date, an audit by the lessee under a Master Sublease occurs and, as a result thereof, it is determined (or it is otherwise determined pursuant to the terms of a Master Sublease) that sums are payable to the Buyer for periods prior to the Closing Date, then within five (5) business days after receipt of such sums the Buyer shall pay to the Seller the Seller's proportionate share of such sums (net of costs of collection and otherwise as determined in accordance with the provisions of Section 9.1).

                           9.6.     LICENSE TO USE DATABASES.  The Buyer hereby
grants to the Seller, its successor and assigns, effective as of the Closing Date, an irrevocable, perpetual, non-exclusive license to use, modify, create derivative works from and allow third parties to use on behalf of the Seller (in all events limited to non-U.S. businesses and subject to the provisions of the Non-Compete Agreements) all applications, databases and similar property purchased by the Buyer pursuant to Section 1.1(a)(iii), including the "USRT Telecom Grid" and the "9-Stage Tracking System." The Seller shall have the right to assign such license to its successors or assigns. The Buyer specifically acknowledges that the Seller shall retain copies of all such data, databases and similar property.

                           9.7.     MARKETING AGREEMENT PROCEEDS.  The Buyer
shall receive at the Closing a credit in the amount of the Net Marketing Fees, if any, received by the Seller through the period ending on the Closing Date.

                           9.8.     CONSULTING AGREEMENTS.  The Buyer shall
receive at the Closing a credit in an amount which is the product of (x) 120 multiplied by (y) the amount, if any, by which the aggregate monthly sum payable by the Seller under all Consulting Agreements as of the Closing Date exceeds $1,000.

                           9.9.     SURVIVAL.  The provisions of this Section 9
shall survive the Closing.

                  10. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties, covenants and agreements in this Agreement shall survive the execution and delivery hereof and the Closing hereunder. All representations and warranties contained in this Agreement shall terminate and expire one (1) year after the Closing Date, except for (i) those representations and warranties in Sections 4.1, 4.2, 5.1 and 5.2 (which representations and warranties shall survive without any limitation); (ii) those representations and warranties in Sections 4.6, 4.7 and 4.20 (which representations and warranties shall survive for the period of the statute of limitations applicable to the matter which is the subject of the breach of the warranty or representation in question); and (iii) those representations and warranties the breach of which the Buyer shall have given notice of to the Seller within the applicable period set forth in clause (i) or (ii).

                  11.      INDEMNIFICATION.

                           11.1.    OBLIGATION OF THE SELLER TO INDEMNIFY.
From and after the Closing Date and subject to the limitations contained in Sections 10, 11.4 and 12, the Seller agrees to indemnify, defend and hold harmless the Buyer (and its directors, officers, employees, affiliates, successors and assigns) from and against, and reimburse the Buyer for, all losses, liabilities, damages, deficiencies, demands, claims, actions, judgments or causes of action, assessments, costs or expenses (including, without limitation, interest, penalties and reasonable fees, expenses and disbursements of attorneys, experts, personnel and consultants incurred by the indemnified party in any action or proceeding between the indemnifying party and the indemnified party or between the indemnified party and any third party, or otherwise) ("LOSSES") based upon, arising out of or otherwise in respect of: (a) any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Seller contained in this Agreement or in any of the Exhibits or Schedules attached to, or Closing deliverables delivered by the Seller in connection with, this Agreement or the Contemplated

Transactions (excluding, however, any Losses arising out of a breach of the representations contained in Section 4.12 as they relate to the Agency Agreements, except for Losses arising out of the Seller's failure to make available to the Buyer true, correct and complete copies of the Agency Agreements or amendments or modifications thereto, if the items not made available create any obligations or liabilities not provided in the documents made available to the Buyer or increase any obligations or liabilities of the Seller beyond those provided in such documents); (b) any Excluded Liability; or
(c) any obligation or liability relating to the U.S. Business or the Assets which is not an Assumed Liability and which arose or relates to a period prior to the Closing Date.

                           11.2.    OBLIGATION OF THE BUYER TO INDEMNIFY.
From and after the Closing Date, the Buyer shall indemnify, defend and hold harmless the Seller (and its directors, officers, employees, affiliates, successors and assigns) from and against, and reimburse the Seller for, any Losses based upon, arising out of or otherwise in respect of: (a) any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Buyer contained in this Agreement or in any of the Exhibits or Schedules attached to, or Closing deliverables delivered by the Buyer in connection with, this Agreement; or (b) any Assumed Liability.

                           11.3.    NOTICE AND OPPORTUNITY TO DEFEND.

                                    11.3.1  NOTICE OF ASSERTED LIABILITY.
The party making a claim under this Section 11 is referred to as the "INDEMNITEE," and the party against whom such claims are asserted under this
Section 11 is referred to as the "INDEMNIFYING PARTY." All claims by any Indemnitee under this Section 11 shall be asserted and resolved as follows:
Promptly after receipt by an Indemnitee of notice of any demand, claim or circumstances which, with the lapse of time, would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "ASSERTED LIABILITY") that may result in a Loss, the Indemnitee shall give notice thereof (the "CLAIMS NOTICE") to the Indemnifying Party. The Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee.

                                    11.3.2  OPPORTUNITY TO DEFEND.  The
Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability. If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within 30 days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnitee may pay, compromise or defend such Asserted Liability (provided, however, that the Indemnifying Party shall remain responsible under Section 11.1 and 11.2 for all Losses arising from such Asserted Liability). Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim without first obtaining the consent of the other such consent not to be unreasonably withheld. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in the defense of such Asserted Liability. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

                           11.4.    LIMITATION ON INDEMNIFICATION.

                                    (a) The Seller shall not be obligated to pay
any amounts for indemnification provided for in Section 11.1(a) for breaches of representations or warranties until the aggregate of such amounts equals $400,000.00 (the "BASKET AMOUNT"), whereupon the Seller shall be obligated to pay in full all such amounts for such indemnification, including the Basket Amount, but subject to the Cap (as hereinafter defined).

                                    (b) In the absence of fraud or willful
misconduct on the part of the Seller, the aggregate liability of the Seller pursuant to Section 11.1(a) for breaches of representations or warranties shall not exceed an amount equal to 35% of the Purchase Price (such amount, the "CAP").

                                    (c) Notwithstanding anything to the contrary
contained in this Agreement, in no event shall the Buyer be entitled to recover incidental or consequential damages or lost profits in the event of a default, or a breach of any representation or warranty, by the Seller under this Agreement; provided, however, that the Seller acknowledges that (i) the Buyer's valuation of the Assets and agreement to pay the Purchase Price under this Agreement were dependent, in part, on the amount of the revenues derived from existing Master Subleases and potential revenues to be derived from Master Subleases which may hereafter be entered into at the Sites, and (ii) the amounts of such revenues and potential revenues may be taken into account in the calculation of the Buyer's direct damages suffered by reason of the Seller's default, or breach of warranty or representation, hereunder.

                                    (d) The amount of any Losses shall be
determined net of any insurance proceeds actually received by the Indemnitee with respect to the matter giving rise to the indemnified claim.

                           11.5.    PAYMENT UNDER INDEMNIFICATION PROVISIONS.
The Buyer shall have the right to offset any amounts due to it from the Seller under Section 11.1 of this Agreement from any amounts the Buyer may be obligated to pay to the Seller under any provision of this Agreement. This right of the Buyer shall not be considered exclusive, and the Buyer shall have the right to collect any amounts due from the Seller under Section 11.1 by whatever means are available under law or in equity.

                           11.6.    INDEMNIFICATION SOLE REMEDY.  The Buyer
acknowledges and agrees that, in the absence of fraud or the willful misconduct on the part of the Seller, its sole and exclusive remedy with respect to any and all monetary claims or losses arising from any breach of representations or warranties under this Agreement shall be pursuant to the indemnification provisions set forth in this Section 11.

                  12.      TERMINATION OF AGREEMENT.

                           12.1.    TERMINATION.  This Agreement may be
terminated prior to the Closing as follows:

                                    (a) by either party, if the other party has
breached any material representation, warranty, covenant or agreement contained in this Agreement and such breach would constitute a failure of a closing condition set forth in Section 7 (in the case of a breach by the Seller) or 8 (in the case of breach by the Buyer), which breach cannot reasonably be, or is not, cured by the Closing Date;

                                    (b) by either party, if the Closing Date
shall not have occurred before February 15, 2001, for any reason other than the failure of the party purporting to terminate this Agreement to perform its obligations hereunder;

                                    (c) at any time on or prior to the Closing
Date, by mutual written consent of the Seller and the Buyer.

If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Section 12.2.

                           12.2.    SURVIVAL AFTER TERMINATION.  If this
Agreement terminates pursuant to Section 12.1, it shall become null and void and have no further force or effect, except that any such termination shall be without prejudice to the rights of each party on account of the nonsatisfaction of the conditions set forth in Sections 7 and 8 resulting from the intentional or willful breach or violation of the representations, warranties, covenants or agreements of the other party under this Agreement. Notwithstanding anything in this Agreement to the contrary, Sections 2.3, 2.4, 6.3, 6.4, 12.3, 13.5 and 13.8 shall survive any termination of this Agreement.

                           12.3.    REMEDIES UPON DEFAULT.

                                    (a) The Seller and the Buyer agree that if
the Buyer shall default in performing its obligations under this Agreement and the conditions set forth in Section 7 have been satisfied (or, in the case of Closing deliveries, the Seller is ready, willing and able to deliver the same) on the date upon which the Closing is to occur pursuant to Section 3 or if this Agreement is terminated by the Seller pursuant to Section 12.1(a), the Seller shall be entitled as its sole remedy (including, without limitation, in respect of any breach of the representation contained in Section 5.2) to receive the Initial Deposit and the Income from the Escrow Agent (and in such event the parties agree to give written notice to the Escrow Agent instructing it to deliver the Initial Deposit and the Income to the Seller) (or, in the case of the Additional Deposit, to retain the same) as liquidated damages, and not as a penalty. The Buyer and the Seller agree that the Deposit is a reasonable estimate of the Seller's damages in the event of the Buyer's default.

                                    (b) If, on the date upon which the Closing
is to occur pursuant to Section 3, the conditions to the obligation of the Buyer to close title as set forth in Section 7 have not been fulfilled on account of the willful breach by the Seller of any representation or warranty or the default by the Seller in the performance of any covenant hereunder and the Closing shall not occur as a result thereof, or if this Agreement is terminated by the Buyer pursuant to Section 12.1(a), then (i) the Initial Deposit and the Income shall be returned to the Buyer by the Escrow Agent (and in such event the parties agree to give written notice to the Escrow Agent instructing it to deliver the Initial Deposit and the Income to the Buyer), (ii) the Seller shall repay the Additional Deposit to the Buyer as provided in Section 2.4, (iii) the Seller shall reimburse the Buyer for all out-of-pocket fees and expenses incurred or paid by or on behalf of the Buyer in connection with this Agreement or the consummation of the Contemplated Transactions, including all filing fees and all fees and expenses of counsel, commercial banks, investment banking firms, accountants, experts, environmental consultants and other consultants to the Buyer, and (iv) the Buyer shall be entitled to pursue, at its election, any other right or remedy available at law or in equity.

                                    (c) If the Closing does not occur for any
reason other than those specified in Sections 12.3(a) or 12.3(b), then (i) the Initial Deposit and the Income shall be returned to the Buyer by the Escrow Agent (and in such event the parties agree to give written notice to the Escrow Agent instructing it to deliver the Initial Deposit and the Income to the Buyer), and (ii) the Seller shall repay the Additional Deposit to the Buyer as provided in Section 2.4.

                           12.4.    SURVIVAL.  The provisions of this Section 12
shall survive the Closing or any termination of this Agreement.

                  13.      MISCELLANEOUS.

                           13.1.    CERTAIN DEFINITIONS.  As used in this
Agreement, the following terms have the following meanings:

         "AFFILIATE" means, with respect to any person, any other person controlling, controlled by or under common control with, such person.

         "ANTENNA SITE LEASING BUSINESS" means the Seller's business of (i) leasing and subleasing to telecommunications companies, or acting as the agent of, or otherwise providing services (including, without limitation, consulting services) to, property owners in connection with the leasing or subleasing to telecommunications companies of, space on rooftops, vacant land and other properties for the installation, operation and maintenance of wireless communications antennas and other telecommunications equipment and (ii) providing other services incidental to the business described in clause (i).

         "BUSINESS MATERIAL ADVERSE EFFECT" means any change, circumstance or effect which, individually or in the aggregate together with any other such changes, circumstances or effects, has had or would reasonably be expected to cause a material adverse change in, or have a material adverse effect on, the Master Leases or Master Subleases, taken as a whole.

         "CDS BUSINESS" means the Seller's proposed business of installing (or managing for building owners the installation of) in-building broadband centralized distribution systems in office and other properties and then leasing (or acting as agent of building owners in connection with the leasing of) capacity on those systems to telecommunications companies.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "DOCUMENTS" means documents, Contracts, instruments, certificates, notices, consents, affidavits, letters, telegrams, telexes, statements, schedules (including Schedules to this Agreement), exhibits (including Exhibits to this Agreement) and any other papers whatsoever.

         "ENVIRONMENT" means navigable waters, waters of the contiguous zone, ocean waters, natural resources, surface waters, ground water, drinking water supply, land surface, subsurface strata, ambient air, both inside and outside of buildings and structures, man-made buildings and structures, and plant and animal life on earth.

         "LIEN" means any lien, pledge, mortgage, deed of trust, security interest, claim, lease, license, charge, option, right of first refusal, right of first offer, easement, servitude, transfer restriction, restrictive covenant, encroachment, encumbrance or any other restriction or limitation whatsoever.

         "OCCUPANT SERVICES" means (i) the Seller's business of leasing and subleasing to telecommunications companies, or acting as the agent of, or otherwise providing services (including, without limitation, consulting services) to, property owners in connection with the leasing or subleasing to telecommunications companies of, the right to deploy equipment in buildings or other properties in order to offer telephony, internet, video, data and other telecommunications services to the tenants and occupants of such building or other properties, whether such activities of the Seller are effected through leases, subleases, management agreements, servicing agreements or otherwise, and
(ii) providing other services incidental to the business described in clause
(i).

         "OCCUPANT SERVICES BUSINESS" means the Seller's business of providing Occupant Services.

         "PERSON" means any individual, corporation, partnership, firm, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

         "PROPERTY" or "PROPERTIES" means real, personal or mixed property, tangible or intangible.

         "SUBSIDIARY" means as to any person, any corporation 50% or more of the outstanding voting power of which, or any partnership, joint venture or other entity 50% or more of the total equity interest of which, is directly or indirectly owned by such person.

         "TAXES" means all taxes, charges, fees, levies or other assessments, including deficiencies, interest, additions to tax and penalties with respect thereto, imposed by any United States federal, state or local taxing authority or by any foreign taxing authority, including, but not limited to, income, gross receipts, excise, property, sales, transfer, payroll, license, ad valorem, value added, withholding, social security, national insurance (or other similar contributions or payments), franchise and other taxes.

         "TAX RETURNS" means all federal, state, local, and foreign tax returns, declarations, statements, reports, schedules, forms, and information returns and any amended Tax Returns relating to Taxes.

         "U.S. BUSINESS" means the Antenna Site Leasing Business, the Occupant Services Business and the CDS Business, to the extent relating to properties in the United States.

                           13.2.    NOTICES.  Any notice or other
communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid, return receipt requested. Any such notice shall be deemed given when so delivered personally or sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mails, as follows:

                                   (i) if to the Buyer, to:

                                            Apex Site Management, Inc.
                                            c/o SpectraSite Communications, Inc.
                                            100 Regency Forest Drive, Suite 400
                                            Cary, North Carolina  27511

                                            Attention:  General Counsel
                                            Telephone:  (919) 468-0112
                                            Facsimile: (919) 468-8522
                                            and to:

                                            Apex Site Management, Inc.
                                            555 North Lane, Suite 6138
                                            Conshohocken, Pennsylvania  19428

                                            Attention:  Mr. Marc C. Ganzi,
                                                        President
                                            Telephone:  (610) 260-3106
                                            Facsimile:  (610) 260-3132

                                            with a copy to:

                                            Paul, Weiss, Rifkind, Wharton &
                                            Garrison
                                            1285 Avenue of the Americas
                                            New York, New York  10019-6064

                                            Attention:  Mitchell L. Berg, Esq.
                                                        and Bruce A.
                                                        Gutenplan, Esq.

                                            Telephone:  (212) 373-3000
                                            Facsimile:  (212) 757-3990

                                    (ii) if to the Seller, to:

                                            U.S. RealTel, Inc.
                                            555 West Madison Street,
                                            Atrium Level South
                                            Chicago, Illinois 60661

                                            Attention:  Perry H. Ruda
                                            Telephone:  (312) 775-8900
                                            Facsimile:  (312) 756-9016

                                            with a copy to:

                                            Sachnoff & Weaver, Ltd.
                                            30 South Wacker Drive, 29th Floor
                                            Chicago, Illinois 60606

                                            Attention:  Seth M. Hemming, Esq.
                                            Telephone:  (312) 207-6477
                                            Facsimile:  (312) 207-6400

Any party may by notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

                           13.3.    ENTIRE AGREEMENT.  This Agreement (including
the Exhibits and Schedules) and any collateral agreements executed in connection with the consummation of the Contemplated Transactions (including, without limitation, the Confidentiality Letter (as hereinafter defined)) contain the entire agreement among the parties with respect to the transactions contemplated hereby and supersede all prior agreements, written or oral, with respect thereto. In entering into this Agreement, the Seller and the Buyer acknowledge that they have relied, and shall be entitled to rely, solely upon the representations and warranties made in this Agreement or in any of the Schedules or Exhibits annexed to this Agreement or delivered in connection the Contemplated Transactions, subject in each case to any limitations contained in this Agreement.

                           13.4.    WAIVERS AND AMENDMENTS; NON-CONTRACTUAL
REMEDIES. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the Buyer and the Seller or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

                           13.5.    GOVERNING LAW.  This Agreement shall be
governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

                           13.6.    REPORTING PERSON.  If the Contemplated
Transactions are subject to Section 6045 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, Jordan Glazov is hereby designated as the "Reporting Person" pursuant to said Section 6045.

                           13.7.    WAIVER OF JURY TRIAL.  THE PARTIES HEREBY
KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THAT EITHER PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS.

                           13.8.    CONFIDENTIALITY.  The Buyer and the Seller
hereby agree that the terms of that certain Confidentiality Letter dated
June 13, 2000 (the "CONFIDENTIALITY LETTER") are incorporated herein by reference.

                           13.9.    BINDING EFFECT; ASSIGNMENT.  This Agreement
shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives. This Agreement is not assignable except by operation of law, except that the Buyer may assign its rights hereunder to any of its affiliates, to any successor to all or substantially all of its business or assets or for collateral purposes only to any bank or other financial institution which becomes a lender to Parent.

                           13.10.   COUNTERPARTS.  This Agreement may be
executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

                           13.11.   EXHIBITS AND SCHEDULES.  The Exhibits and
Schedules are a part of this Agreement as if fully set forth herein. All references herein to Sections, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

                           13.12.   HEADINGS.  The headings in this Agreement
are for reference only, and shall not affect the interpretation of this Agreement.

                  IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                           BUYER:

                                           APEX SITE MANAGEMENT, INC.

                                           By: /s/ Marc C. Ganzi
                                              ---------------------------------
                                                Name:  MARC C. GANZI
                                                Title: PRESIDENT

                                           Buyer's EIN:  23-2953561

                                           SELLER:

                                           U.S. REALTEL, INC.

                                           By: /s/ Jordan Glazov
                                              ---------------------------------
                                                Name: Jordan Glazov
                                                Title: President

                                           Seller's EIN:  36-4360426

DESIGNATED INDIVIDUALS:

PERRY RUDA:  Executing with respect
to the provisions of Sections 1.1(b), 2.4 and 7.4(b)

/s/ Perry H. Ruda
------------------------
Perry Ruda


JORDAN GLAZOV:  Executing with respect
to the provisions of Sections 1.1(b), 2.4, 7.2, 7.4(b) and 13.6


/s/ Jordan Glazov
------------------------
Jordan Glazov

PARENT:

Executing with respect to the
representations and warranties
contained in Section 5.2

SPECTRASITE HOLDINGS, INC.

By: /s/ Adam Stulberger
   ------------------------
     Name: Adam Stulberger
     Title: Chief Development Officer